      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1997

                                                      REGISTRATION NO. 33-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                 COLORADO                                      4522                                     84-1200480
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                         12420 EAST CONTROL TOWER ROAD,
                           ENGLEWOOD, COLORADO 80112
                                 (800) 949-5387
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                         12420 EAST CONTROL TOWER ROAD,
                           ENGLEWOOD, COLORADO 80112
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)
                            ------------------------

                               KEVIN L. BURKHARDT
            12420 EAST CONTROL TOWER ROAD, ENGLEWOOD, COLORADO 80112
                                 (800) 949-5387
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:

                      GERALD A. ADLER, ESQ.                                            LAWRENCE G. NUSBAUM, ESQ.
                    STACEY R. WOLOSHIN, ESQ.                                            GUSRAE, KAPLAN & BRUNO
             LOSELLE GREENAWALT KAPLAN BLAIR & ADLER                                        120 WALL STREET
                      140 EAST 45TH STREET                                               NEW YORK, N.Y. 10005
                      NEW YORK, N.Y. 10017                                                  (212) 269-1400
                         (212) 986-6850

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED         PROPOSED
                                                                MAXIMUM           MAXIMUM
                                                                OFFERING         AGGREGATE        AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE        PRICE           OFFERING        REGISTRATION
            TO BE REGISTERED                  REGISTERED      PER SHARE(1)       PRICE(1)           FEE(2)
Common Stock............................   900,000 Shares        $ 4.25         $ 3,825,000       $ 1,159.09
Redeemable Common Stock Purchase
  Warrants..............................   900,000 Warrants      $  .10         $    90,000       $    27.27
Total...................................                                        $ 3,915,000       $ 1,186.36

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                        PROFLIGHT MEDICAL RESPONSE, INC.
                             CROSS REFERENCE SHEET

                  FORM SB-2 ITEM NUMBER AND HEADING                        CAPTION AND LOCATION IN PROSPECTUS
---------------------------------------------------------------------  ------------------------------------------
  1.  Front of Registration Statement and Outside Front Cover of
        Prospectus...................................................  Front of Registration Statement and
                                                                         Outside Front Cover of Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front and Outside Back Cover Pages
                                                                         of Prospectus
  3.  Summary Information and Risk Factors...........................  Prospectus Summary and Risk Factors
  4.  Use of Proceeds................................................  Use of Proceeds
  5.  Determination of Offering Price................................  Underwriting
  6.  Dilution.......................................................  Dilution
  7.  Selling Security Holders.......................................  Not Applicable
  8.  Plan of Distribution...........................................  Underwriting
  9.  Legal Proceedings..............................................  Business -- Legal Proceedings
 10.  Directors, Executive Officers, Promoters and Control Persons...  Management
 11.  Security Ownership of Certain Beneficial Owners and
        Management...................................................  Principal Shareholders
 12.  Description of Securities......................................  Description of Securities
 13.  Interest of Named Experts and Counsel..........................  Legal Matters; Experts
 14.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  Management -- Limitations on Personal
                                                                         Liability of Directors
 15.  Organization within Last Five Years............................  Business; Certain Transactions
 16.  Description of Business........................................  Business
 17.  Management's Discussion and Analysis or Plan of Operation......  Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations
 18.  Description Of Property........................................  Business -- Properties
 19.  Certain Relationships and Related Transactions.................  Certain Transactions
 20.  Market for Common Equity and Related Stockholder Matters.......  Description of Securities; Shares Eligible
                                                                         for Future Sale
 21.  Executive Compensation.........................................  Management -- Executive Compensation
 22.  Financial Statements...........................................  Financial Statements
 23.  Changes In and Disagreements with Accountants on Accounting and
        Financial Disclosure.........................................  Not applicable

PROSPECTUS
                        PROFLIGHT MEDICAL RESPONSE, INC.
                       900,000 SHARES OF COMMON STOCK AND
               900,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     Proflight Medical Response, Inc., a Colorado corporation (the 'Company') hereby offers (the 'Offering') 900,000 shares of common stock, $.001 par value (the 'Common Stock') of the Company and 900,000 Redeemable Common Stock Purchase Warrants (the 'Warrants'). The initial public offering prices of the Common Stock and Warrants are $4.25 and $.10, respectively. The Offering is being offered through Century City Securities, Inc. (the 'Underwriter'). See 'Underwriting.' The Common Stock and the Warrants offered hereby (sometimes hereinafter collectively referred to as the 'Securities') will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Warrants together or in any particular ratio. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.25 (the 'Exercise Price'), subject to adjustment, for five years commencing twenty-four (24) months after the date the Offering closes (the 'Closing Date'), provided that with the prior written consent of the Underwriter the Warrants may be exercised twelve (12) months from the Closing Date.

     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date (provided that with the prior written consent of the Underwriter the Warrants may be redeemed twelve (12) months from the Closing Date) and prior to the expiration, provided that (i) prior written notice of not less than thirty (30) days is given to the Warrantholders, and (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. Notwithstanding the foregoing, Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. There can be no assurance that a public market will develop or be sustained for the Common Stock or the Warrants after the completion of the Offering. The Offering prices of the Common Stock and the Warrants, exercise price and other terms of the Warrants were established by negotiations between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. The Company has applied for listing of the Common Stock and the Warrants on the Nasdaq SmallCap Market'sm' under the trading symbols 'PFLT' and 'PFLTW.' See 'Risk Factors' and 'Underwriting.'

     The Securities offered hereby are being offered by the Underwriter on a 'best-efforts, all or none' basis during an initial period of 90 days, which may be extended for an additional 90 days. Pending the sale of the Securities, all proceeds from the sale of the Securities offered hereby will be deposited in a non-interest bearing escrow account at Citibank, N.A. Unless all the Securities are sold within 90 days from the date of this Prospectus (which period may be extended for an additional 90 days by agreement of the Underwriter and the Company), the Offering will terminate and all funds will be returned promptly to the subscribers by the escrow agent without deduction or interest. During the 90 day selling period (and 90 day extension, if any) potential purchasers will not have the opportunity to have their funds returned. See 'Risk Factors' and 'Underwriting.'
                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS'
 BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR CERTAIN INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES   AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
      COMMISSION  PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS
        PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A CRIMINAL
                                    OFFENSE.

                                                                                                   UNDERWRITING
                                                                                     PRICE TO     DISCOUNTS AND     PROCEEDS TO
                                                                                     PUBLIC(1)    COMMISSIONS(1)    COMPANY(2)
-------------------------------------------------------------------------------------------------------------------------------
Per Share........................................................................      $4.25          $0.425          $3.825
Per Warrant......................................................................      $.10            $.01            $.09
Total(3).........................................................................   $3,915,000       $391,500       $3,523,500

                         (SEE NOTES ON FOLLOWING PAGE)

                         CENTURY CITY SECURITIES, INC.
                            ------------------------

                                             , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 15, 1997

(1) All proceeds from subscriptions for the Securities will be deposited in a non-interest bearing escrow account at Citibank, N.A. If all of the Securities are not subscribed for within 90 days (which period may be extended for an additional 90 days), all funds received, will be promptly refunded to subscribers in full, without interest or deduction, in accordance with an escrow agreement with Citibank, N.A.

(2) Does not include (i) warrants issued to the Underwriter to purchase 90,000 shares of Common Stock at $5.10 and 90,000 Warrants at $.12 per Warrant or
    (ii) a non-accountable expense allowance payable to the Underwriter equal to 3% of the gross proceeds of the Offering. The Underwriter's Warrants are exercisable for a period of four years commencing one year after the date of this Prospectus. The Company has agreed to indemnify the Underwriter against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

(3) Before deducting estimated Offering expenses of $545,450 in the aggregate, which includes the Underwriter's non-accountable expense allowance all of which are payable by the Company. See 'Underwriting.'
                            ------------------------
     The Securities are being offered by the Underwriter named herein, as agent for the Company, subject to prior sale, when, as and if accepted by them and subject to certain legal matters to be approved by counsel and to certain other conditions. The Company and the Underwriter reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

     ALL PAYMENT FOR THE COMMON STOCK AND WARRANTS OFFERED HEREBY SHALL BE MADE BY CHECK PAYABLE TO 'CITIBANK, N.A., AS ESCROW AGENT FOR PROFLIGHT MEDICAL RESPONSE, INC.'

     The Company intends to furnish its stockholders with annual reports containing audited financial statements of the Company, after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. All share and per share amounts reflect a fifty-for-one and a 3.85356-for-one stock split of the Company's issued and outstanding Common Stock effective July 1996 and January 1996, respectively. In December 1996, the Company contracted to acquire all of the outstanding shares of capital stock of (i) Air Response, Inc., a New York corporation ('Air Response') in a stock-for-stock exchange and (ii) Air Response South, Inc., a Florida corporation ('Air Response South'), for cash. Each of these corporations provide fixed wing air ambulance services. These agreements were amended in April and May 1997. Pursuant to the terms of these agreements, the acquisitions will close simultaneously with the closing of this initial public offering. Unless the context otherwise requires, the term 'the Company' includes Air Response and Air Response South. Except where otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriter's Warrants or other warrants or options.

                                  THE COMPANY

     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from facilities located in Colorado, New York and Florida and upon consummation of the Offering plans to consolidate its operations into its Colorado facilities. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1996, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $11.2 million.

     As of the date hereof, the Company has an air ambulance fleet of 10 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, health maintenance organizations and air ambulance brokers.

     The Company believes that the need for non-emergency ambulance transport services, will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and health maintenance organizations ('HMOs') will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air
Response and Air Response South (the 'Acquisitions') and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care.

     In connection with the Acquisitions, the Companies business strategy over the next 24 months is to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing   strategic  acquisitions  of  other  air  ambulance  service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company believes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in law in 1990 from St. Louis University. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon closing of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years experience in the air ambulance industry, including flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufactures adhesives and held various senior management positions for two aircraft sales corporations.

     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 588,236 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering, to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance due two years from such date.

     The Company was incorporated in May 1992. The Company's executive offices are located at 12420 East Control Tower Road, Englewood, Colorado 80112 and its telephone number is (800) 949-5387.

                                  THE OFFERING

Common Stock Offered.........................  900,000 shares
Redeemable Common Stock Purchase Warrants
  Offered....................................  900,000 Warrants
Common Stock Outstanding Before the
  Offering...................................  3,025,000 shares(1)
Common Stock Outstanding After the
  Offering...................................  3,925,000 shares(1)(2)
Warrants Outstanding Before Offering.........  -0-
Warrants Outstanding After Offering..........  900,000 Warrants
     Exercise Terms..........................  Each Warrant entitles the holder  to purchase one share of  Common
                                               Stock  for  $4.25,  during  the five  (5)  year  period commencing twenty-four  (24)  months  after  the  Closing  Date  (except  the
                                               Warrants  with the express written  consent of the Underwriter may be exercised twelve (12) months from the Closing Date), subject to
                                               adjustment  in   certain   circumstances.  See   'Description   of
                                               Securities -- Warrants.'
     Expiration Date.........................  , 2003 (six years after the Closing Date).
     Redemption..............................  Redeemable by the Company, in whole or in part, at a price of $.10 per  Warrant, commencing twenty-four (24) months after the Closing
                                               Date (except the Warrants with the express written consent of  the
                                               Underwriter  may be redeemed  twelve (12) months  from the Closing
                                               Date), upon not less than thirty (30) days prior written notice to the holders of such Warrants, provided that the closing bid  price
                                               (as  defined) of  the Company's Common  Stock for  the twenty (20)
                                               consecutive trading days  immediately prior to  the date on  which the  notice of redemption is given,  shall have exceeded $8.50 per share.
Use of Proceeds..............................  The net proceeds from the Offering  will be used to pay the  first payment  in connection with the acquisition of Air Response South, to  pay  indebtedness  incurred  in  connection  with  its  bridge financing  and certain short term notes, to fund costs relating to
                                               its  expansion  strategy  and  for  general  corporate   purposes,
                                               including working capital. See 'Use of Proceeds.'
Risk Factors.................................  An  investment in  the Securities  offered hereby  involves a high degree of risk  and immediate substantial  dilution to the  public investors. See 'Risk Factors' and 'Dilution.'
Proposed Trading Symbols(3):
  Nasdaq SmallCap Market'sm'
     Common Stock............................  PFLT
     Warrants................................  PFLTW

------------

(1) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan; (ii) 588,236 shares of Common Stock which will be issued to Louis R. Capece, Jr.,

                                              (footnotes continued on next page)

(footnotes continued from previous page) in connection with the acquisition of Air Response, two years from the closing of the Offering, (iii) 900,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; and (v) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants. See 'Management -- Stock Option Plan,' 'Certain Transactions,' 'Description of Securities' and 'Underwriting.'

(2) The Company has applied to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market'sm' and believes it will meet the initial listing requirements upon consummation of the Offering. However, no assurance can be given that the Company will be approved for listing. There is also no assurance that, if listed, it will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market'sm' following the Offering. See 'Risk Factors -- Listing and Continued Quotation on the Nasdaq SmallCap Market.sm'

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1996 and 1995 and (ii) Air Response and Air Response South for the seven months ended December 31, 1996 and 1995 and for the years ended May 31, 1996 and 1995. The historical financial data for the years ended December 31, 1996 and 1995 and May 31, 1996 and 1995 are derived from the audited financial statements of Proflight, Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which raises substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the year ended May 31, 1996 have been audited by Staff, Maikels & Ciampino, P.C. and for the year ended May 31, 1995 by Kaufman, Rossin & Co., each independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The financial data for Air Response and Air Response South for the seven months ended December 31, 1996 and 1995 are unaudited, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the consummation of this Offering) had occurred as of December 31, 1996 for balance sheet results and as of January 1, 1996 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of December 31, 1996 and the pro forma statement of operations for the year ended December 31, 1996 are unaudited, but, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments and pro forma adjustments to reflect the Acquisitions) necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                        THE COMPANY                AIR RESPONSE AND AIR RESPONSE SOUTH
                                  -----------------------   -------------------------------------------------
                                    TWELVE MONTHS ENDED       SEVEN MONTHS ENDED        TWELVE MONTHS ENDED
                                       DECEMBER 31,              DECEMBER 31,                 MAY 31,
                                  -----------------------   -----------------------   -----------------------
                                     1996         1995         1996         1995         1996         1995
                                  ----------   ----------   ----------   ----------   ----------   ----------
OPERATING DATA
Historical:
     Net sales..................  $3,906,211   $2,885,535   $4,428,940   $3,656,916   $6,737,095   $4,718,013
     Flying operations and
       maintenance..............   3,001,507    1,960,671    2,857,035    2,224,169    4,120,546    2,943,853
     Promotion and sales........     255,616       31,909      330,170      274,268      505,805      543,265
     General, administrative
       expense..................     650,036      353,969      899,757      892,849    1,571,974    1,024,259
     Depreciation and
       amortization.............     377,930      276,538      240,615      210,000      366,139      299,951
     Profit (loss) from
       operation................    (378,878)     262,448      101,363       55,630      172,631      (93,315)
     Interest expense...........    (287,188)    (150,254)     (93,646)     (58,624)    (100,651)    (128,600)
     Other income (expense).....          34        4,915     (120,556)      36,321     (222,292)     (40,804)
     Income tax benefit.........      --           --           --           --           73,904      150,522
     Net profit(loss)...........    (666,032)     117,109     (112,839)      33,327      (76,408)    (112,197)
Per share data:
     Net income (loss)..........      $(0.19)       $0.03       --           --           --           --
     Weighted average number of
       shares outstanding.......   3,525,000    3,525,000       --           --           --           --

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                                                              TWELVE MONTHS ENDED
                                                                                               DECEMBER 31, 1996
                                                                                              -------------------
Pro Forma Operating Data:
     Net sales.............................................................................       $11,165,330
     Flying operations.....................................................................         7,400,129
     Promotion and sales...................................................................           836,605
     General and administrative expense....................................................         2,268,328
     Depreciation and amortization.........................................................         1,037,169
     Total operating expense...............................................................        11,542,231
     Operating income (loss)...............................................................          (376,901)
     Other income (expense)................................................................          (903,942)
     Income Tax Benefit....................................................................            73,904
     Net loss..............................................................................        (1,206,939)

Per share data:
     Net (loss)............................................................................       $     (0.33)(4)

                                                                                DECEMBER 31, 1996
                                                                    ------------------------------------------
                                                                     ACTUAL(1)     PRO FORMA(2)    ADJUSTED(3)
                                                                    -----------    ------------    -----------
Balance Sheet Data:
     Working capital (deficit)...................................   $(1,080,311)   $(2,091,992)    $ 1,386,058
     Total assets................................................     4,975,166     10,966,468      13,108,269
     Long term obligations.......................................     3,963,935      6,042,807       6,042,807
     Retained earnings (deficit).................................      (111,005)      (111,005)       (111,005)
     Stockholders' equity (deficit)..............................      (543,878)     1,956,122       5,461,672

------------

(1) Represents Proflight.

(2) Includes Proflight, Air Response and Air Response South.

(3) The adjusted pro forma data includes adjustments that reflect the effects of the merger including the sale of 900,000 shares of Common Stock and 900,000 Warrants offered hereby and the application of the net proceeds.

(4) Based on 3,613,236 shares which do not include 900,000 shares of Common Stock offered hereby.

                                  RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements (and notes thereto).

     HISTORY OF LOSSES; ACCUMULATED DEFICIT; NO HISTORY OF COMBINED OPERATIONS. Proflight reported a net loss for the year ended December 31, 1996 of $666,032 and net income for the year ended December 31, 1995 of $117,109. Air Response and Air Response South, on a combined basis, reported a net loss of $76,408 and $112,197 for the years ended May 31, 1996 and 1995, respectively. On a pro forma basis, after giving effect to the Acquisitions, the Company would have had a net loss for the year ended December 31, 1996 of $1,206,939. As of December 31, 1996, Proflight had an accumulated deficit in stockholders' equity of $543,878. For at least the current fiscal year, the Company may incur additional losses which may be substantial as a result of, among other things, its expansion strategy. There can be no assurance that the Company's operations will be profitable in the future or if achieved, that such profitability will be sustained. The Company will consummate the Acquisitions on closing of the Offering, and to date, each of the companies have been operating as separate, independent entities. The Company's profitability will depend upon the ability of its management to integrate the companies into a single cohesive business entity with a single business philosophy. There can be no assurance that the Company's management will be successful in managing the combined operations or in implementing the Company's business strategy. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

     MODIFICATION OF AUDITOR'S OPINION; GOING CONCERN. Proflight's independent accountants have included an explanatory paragraph in their report on
Proflight's financial statements at December 31, 1996 and 1995, which states that Proflight has accumulated a deficit in stockholders' equity of $543,878 through December 31, 1996 and total current liabilities exceed total current assets by approximately $1,080,311 as of December 31, 1996, all of which raise substantial doubt about Proflight's ability to continue as a going concern. See 'Financial Statements and Report of Independent Certified Public Accountants' included elsewhere in this Prospectus.

     EXPANSION STRATEGY. The Company's success will depend, in large measure, upon management's ability to successfully implement its business strategy to expand the Company's operations and enhance its national and international presence by improving the efficiency of its existing operations including integrating the operations of Air Response and Air Response South, implementing strategic acquisitions of other air ambulance service providers and increasing its market share by contracting with insurers and HMOs. The Company currently has no agreements or understandings, nor is it engaged in any negotiations with respect to any acquisitions. The Company has a contract with Aetna Health Management, Inc. to provide air transport services. However, the Company does not have any other agreements with insurers or HMOs. There can be no assurance that suitable growth opportunities or acquisitions can be identified, consummated or successfully implemented or that its expansion strategy will result in profitability.

     NEED FOR ADDITIONAL FINANCING. The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for at least the next 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available, or, if available, that such financing will be on terms favorable to the Company. Failure to obtain such additional financing could have a material adverse effect on the Company. The Company anticipates issuing additional securities to fund its expansion, either to raise capital to fund internal growth or as principal consideration for acquisitions. There can be no assurance that the Company will be able to successfully finance its expansion or that the Company's securities will be acceptable consideration to acquisition candidates. The failure of the Company to successfully implement its expansion strategy may negatively impact the Company's competitive position and its future results of operations. See 'Use of Proceeds,' 'Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources' and the Company's financial statements and notes thereto.

     PROCEEDS FOR ACQUISITION PAYMENT AND DEBT REPAYMENT; BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 54% of the net proceeds of this Offering will be used to pay the first payment in connection with the acquisition of Air Response South and to repay certain short term notes and to repay the bridge lenders. In addition, approximately 21% of the net proceeds of this Offering will be applied for general corporate purposes, including working capital. Accordingly, management will have a broad discretion over the use of proceeds. See 'Use of Proceeds.'

     GOVERNMENTAL REGULATION. The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company. Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures. Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Governmental Regulation.'

     POSSIBLE ADVERSE CHANGES IN REIMBURSEMENT RATES OR COVERAGE; MEDICARE, MEDICAID AND HEALTH CARE REFORM. A substantial portion (18% the year ended December 31, 1996) of the Company's revenue are attributable to payments received from third-party payors, including Medicare, Medicaid, HMOs, state run insurance pools and private insurers. The revenue, cash flow and profitability of the Company, like those of other companies in the health care industry, will be affected by the continuing efforts of third-party payors to control expenditures for health care. In addition, reimbursement can be influenced by the financial instabilty of private third-party payors and by budget pressures and cost shifting by governmental payors. With regard to Medicare and Medicaid reimbursement, Congress has consistently attempted to curb federal spending on these programs. The Company cannot predict whether any health care or Medicare or Medicaid reform measures will be enacted, and if they are enacted, what effect they may have on the Company's business. No assurances can be given that future funding and reimbursement levels will be favorable to the Company. A reduction in coverage or reimbursement rates by third-party payors, whether in the private or government sector, could have a material adverse effect on the Company's business, financial condition or results of operations.

     LIABILITY INSURANCE. The Company's air ambulance operations involve the risks of potential liability against the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per aircraft and $7,000 per piston aircraft. In addition, the Company carries medical liability insurance in the amount of $1,000,000 per claim and $3,000,000 in the aggregate per incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate to cover the risks of potential liability against the Company, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance policies in the future or that the Company will be able to continue to obtain insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.

     COMPETITION. The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning such services to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company believes that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company believes its one-way pricing structure allows the Company to be competitive in the industry. In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities that do not currently provide air ambulance services may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Competition.'

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the experience, abilities and continued service of Kevin L. Burkhardt, the Company's Chief Executive Officer and President. The Company has entered into an employment agreement with Mr. Burkhardt and the loss of his services or any other key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company intends to obtain $1,000,000 of key man life insurance on the life of Kevin L. Burkhardt. In addition, the Company's future success depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces competition for such personnel from other companies and organizations, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to attract and retain the necessary personnel on acceptable terms or at all. See 'Management.'

     ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; VOLATILITY. Prior to the Offering, there has been no public trading market for the Company's Common Stock or Warrants and there can be no assurance that an active trading market will develop following the Offering or, if developed, will be sustained. The initial public offering price of the Securities were determined by negotiations between the Company and the Underwriter and may not necessarily bear any relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. There can be no assurance that the Common Stock and Warrants will trade in the public market at or above the initial public offering price following the closing of the Offering. The trading price of the Common Stock and Warrants could be subject to significant fluctuations in response to variations in quarterly operating results and other factors and such fluctuations could cause the market price of the Common Stock and Warrants to fluctuate substantially. In addition, the stock markets of the United States have from time to time, experienced significant price and volume fluctuations that are unrelated or disproportionate to the operating performance of individual companies. Such fluctuations may adversely affect the price of the Common Stock and Warrants. See 'Underwriting.'

     NO COMMITMENT TO PURCHASE SHARES OF COMMON STOCK OR WARRANTS. Under the terms of this Offering, the Company is offering 900,000 shares of Common Stock and 900,000 Warrants on a 'best-efforts, all or none' basis during an initial period of 90 days, which period may be extended for an additional 90 days. No commitment exists by anyone to purchase any of the shares of Common Stock or Warrants offered hereby. Consequently, there is no assurance that the Offering will be sold. Subscribers' funds may be escrowed for as long as 180 days and then returned without interest in the event the Offering is not sold, in which case the Offering will be withdrawn. As a result, prospective purchasers of the shares of Common Stock and Warrants will not have the use of any funds paid during the subscription period.

     LACK OF UNDERWRITING HISTORY. The Underwriter was incorporated in April 1994 and first registered as a broker-dealer in March 1996. Prior to this Offering, although the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in any public offerings. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering. See 'Underwriting.'

     LISTING AND CONTINUED QUOTATION ON THE NASDAQ SMALLCAP MARKET'sm'. The Company has applied to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market'sm' and believes it will meet the initial listing requirements upon consummation of the Offering, although no assurance can be given that the Company will be approved for listing. There also can be no assurance that, if listed, it will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market'sm' following the Offering. Failure to meet the maintenance criteria in the future may result in the Common Stock and Warrants not being eligible for quotation on the Nasdaq SmallCap Market'sm' or otherwise. In such event, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock. See 'Description of Securities.'

     POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK. The Company's Amended and Restated Articles of Incorporation, as of March 28, 1997, authorizes the issuance of 500,000 shares of Preferred Stock, par value $1.00, with designations, rights and preferences as determined from time to time by the Board of Directors ('Preferred Stock'). As a result of the foregoing, the Board of Directors can issue, without further stockholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company. In addition, the issuance of Preferred Stock could dilute the rights of holders of the Common Stock and the market price of the Common Stock. Although the Company has no plans to issue any shares of Preferred Stock, there can be no assurance that it will not issue Preferred Stock at some future date.

     IMMEDIATE AND SUBSTANTIAL DILUTION; NO DIVIDENDS ANTICIPATED. Purchasers of the shares of Common Stock offered hereby will incur immediate and substantial dilution of the net tangible book value of the Common Stock of $3.67 per share (or 86%) from the assumed initial public offering price of $4.25 per share. In addition, an immediate increase in the Company's net tangible book value of $0.97 per share to the existing shareholders will result upon the consummation of the Offering. Thus, the net tangible book value per share will be significantly lower than the price per share paid by the public investors. The public investors, therefore, will bear most of the risk of loss, while effective control of the Company will remain in the hands of the present shareholders. The Company has never paid any dividends on its Common Stock and does not anticipate the payment of dividends in the foreseeable future. See 'Dividend Policy' and 'Dilution.'

     SHARES ELIGIBLE FOR FUTURE SALE; EXERCISE OF REGISTRATION RIGHTS. Upon the consummation of the Offering, there will be 3,925,000 shares of Common Stock outstanding, of which 3,025,000 shares of Common Stock are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act'). In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. Except as otherwise described herein, the Company, its officers and directors and shareholders have agreed with the Underwriter not to directly or indirectly register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter. The Company and the Underwriter have agreed to allow Melinda Cantor to sell 150,000 shares of Common Stock twelve months from the close of the Offering. See 'Underwriting' and 'Shares Eligible for Future Sale.'

     The holders of the Underwriter's Warrants have been granted registration rights with respect to the 180,000 shares issuable upon exercise of the Underwriter's Warrants. The sale, or availability for sale, of the outstanding Common Stock underlying the Underwriter's Warrants and the Cantor shares, in the public market subsequent to the Offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital. See 'Description of Capital Stock -- Registration Rights' and 'Shares Eligible for Future Sale.'

     NASDAQ MAINTENANCE REQUIREMENTS; PENNY STOCK REGULATION. The trading of the Company's Securities on NASDAQ is conditioned upon the Company meeting certain asset, capital surplus and stock price tests. To maintain eligibility on NASDAQ, the Company is required to maintain total net tangible assets in excess of $2,000,000, capital and surplus in excess of $1,000,000 and a bid price of $1.00 per share. If the Company fails any of these tests, the Securities may be delisted from trading on NASDAQ. In the absence of the Common Stock being quoted on NASDAQ, or the Company's having $2,000,000 in stockholders' equity, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act'), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Commission has adopted regulations that generally define a 'penny stock' to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date (except with the prior written consent of the Underwriter permitting redemption twelve (12) months from the Closing Date), and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; and (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. The Company has agreed to use its best efforts to keep the registration statement current in connection with any proposed exercise of the Warrants. Further, the Warrants may not be exercised unless the registration statement pursuant to the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the holder of the Warrants. Although the Company does not presently intend to do so, the Company reserves the right to call the Warrants for redemption whether or not such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Warrants.

Further, in the event the Company does not have a current registration statement in effect, the Company would be unable to call the Warrants for redemption. See 'Description of Securities -- Warrants.'

     CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See 'Description of Securities -- Warrants.'

     RELATIONSHIP OF UNDERWRITERS TO TRADING. The Underwriter may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Warrants in the Nasdaq SmallCap Market where each is expected to trade. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market in the Company's securities during certain periods while the exercise of Warrants is being solicited. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities.

     UNDERWRITERS' WARRANTS AND REGISTRATION RIGHTS. In connection with this Offering, the Company has agreed to sell to the Underwriters, for $10, the Underwriters' Warrants which entitle the Underwriters to purchase up to 90,000 shares of Common Stock and/or 90,000 Warrants, respectively. The securities issuable upon exercise of the Underwriters' Warrants are identical to those offered pursuant to this prospectus. The Underwriters' Warrants are exercisable at $5.10 and $.12, respectively, for a period of four years commencing one year from the Effective Date. The exercise of the Underwriters' Warrants and the Warrants contained in the Underwriters' Warrants may dilute the value of the shares of Common Stock to be acquired by holders of the Warrants, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriters' Warrants and the Warrants contained in the Underwriters' Warrants are sold in the public market, may adversely affect the market price of the Common Stock. The Underwriters have been granted certain 'piggyback' and demand registration rights for a period of five years from the Effective Date with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriters' Warrants. The exercise of such rights could result in substantial expense to the Company. See 'Underwriting.'

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Common Stock offered hereby at an initial public offering price of $4.25 per share, after deduction of underwriting discounts and commissions, and other Offering expenses including the Underwriter's non-accountable expense allowance, will be approximately $2,978,050. The Company intends to use the net proceeds as follows: (i) payment of approximately $1,000,000 to Louis R. Capece, Jr. pursuant to the amended stock purchase and sale agreement for Air Response South; (ii) approximately $125,000 to pay bridge lenders; (iii) approximately $489,000 to repay short term notes; (iii) $750,000 to fund costs related to its expansion strategy; (iv) approximately $614,050 for general corporate purposes, including working capital.

     The foregoing uses of proceeds are estimates only and there may be significant variations in the uses of proceeds due to, among other things, changes in the Company's business or financial condition or economic circumstances. Accordingly, the Company reserves the right to reallocate among the foregoing uses upon any such change.

     The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for approximately 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise substantial additional funding through public or private financings, corporate collaborations or other sources. However, there can be no assurance that additional financings will be available through any of these sources or, if available, that such financing will be on acceptable terms. See 'Risk Factors -- Need for Additional Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

     Pending application of the net proceeds of the Offering, the Company will make temporary investments in certificates of deposit, money market accounts established by major commercial banks or financial institutions, United States government obligations or high-grade commercial paper.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance its expansion strategy. The payment of future cash dividends by the Company on its Common Stock will be at the discretion of the Board of Directors and will depend on the Company's earnings (if any), financial condition, cash flows, capital requirements, and contractual prohibitions with respect to the payment of dividends and other considerations as the Board of Directors may consider relevant.

                                 CAPITALIZATION

     The following table sets forth as of December 31, 1996 (i) the 'actual' capitalization of Proflight; (ii) the 'pro forma' capitalization of the Company giving effect to (a) its historical capitalization and (b) the Acquisitions and
(iii) the 'pro forma as adjusted' capitalization of the Company giving effect to the 'pro forma' capitalization and the issuance of the Securities offered hereby (at an initial public offering price of $4.25 per share at $.10 per Warrant), after deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company and the application of a portion of the net proceeds therefrom to repay indebtedness.

                                                                                DECEMBER 31, 1996
                                                                     ----------------------------------------
                                                                                                   PRO FORMA
                                                                       ACTUAL       PRO FORMA     AS ADJUSTED
                                                                     ----------    -----------    -----------
Total current liabilities.........................................   $1,555,109    $ 2,967,539    $ 1,603,790
Long-term debt....................................................    3,963,935      6,042,807      6,042,807
Stockholders' equity
     Common Stock -- $.001 par value
       Authorized -- 10,000,000 shares
       Issued and outstanding Actual -- 3,225,000 shares
Pro forma -- 3,813,236 shares
As adjusted -- 4,413,236 shares...................................        3,225          3,813          4,513(1)(2)
Additional paid-in capital (deficit)..............................     (436,098)     2,063,314      5,568,164(1)(2)(3)
Retained earnings (deficit).......................................     (111,005)      (111,005)      (111,005)
                                                                     ----------    -----------    -----------
Total Stockholders' equity (deficit)..............................     (543,878)     1,956,122      5,461,672
                                                                     ----------    -----------    -----------
     Total capitalization.........................................   $4,975,166    $10,966,468    $13,108,269
                                                                     ----------    -----------    -----------
                                                                     ----------    -----------    -----------

------------

(1) Reflects the issuance of 900,000 shares of Common Stock and 900,000 Warrants offered hereby; 300,000 shares of Common Stock issued in January 1997 to certain bridge lenders; 588,236 shares to be issued for the purchase of Air Response and 25,000 shares of Common Stock issued in March 1997 to certain bridge lenders.

(2) Reflects the receipt of $2,978,050 in net proceeds from the issuance of 900,000 shares of Common Stock at $4.25 per share of 900,000 Warrants at $.10 per Warrant, after deduction of underwriting discounts and commissions and estimated Offering expenses estimated at $936,950.

(3) Reflects $500,000 of additional capital related to the debt forgiveness of certain bridge loans in May of 1997. See 'Certain Transactions--Transactions with Principal Shareholders.'
                                       15

                                    DILUTION

     At December 31, 1996, the net tangible book value of the Company was a deficit of approximately $(1,393,174), or $(0.39) per share of Common Stock after giving effect to the Acquisition as if it occurred on such date. Net tangible book value (deficit) per share is determined by dividing tangible book value (total tangible assets less total liabilities) by the number of shares of Common Stock issued and outstanding at that date. After giving effect to (i) the sale of the 900,000 shares of Common Stock offered hereby (at an initial public offering price of $4.25 per share) and the application of the net proceeds therefrom, after deducting underwriting discounts and commissions and Offering expenses; (ii) the issuance of 588,236 shares of Common Stock to Louis R. Capece, Jr. in connection with the acquisition of Air Response two years from the closing of the Offering; (iii) 300,000 shares of Common Stock issued in January 1997 to certain bridge lenders and (iv) 25,000 shares of Common Stock issued in March 1997 to certain bridge lenders, the pro forma net tangible book value of the Company at December 31, 1996 would have been $2,112,376 or $0.58 per share. This represents an immediate increase in net tangible book value of $0.97 per share to existing shareholders and an immediate dilution of $3.67 per share to investors purchasing shares of Common Stock in the Offering. The following table illustrates this per share dilution:

Assumed initial public offering price................................................              $4.25
     Net tangible book value (deficit) per share at December 31, 1996................   $(0.39)
     Increase in net tangible book value per share attributable to new investors.....   $ 0.97
Pro forma net tangible book value per share after the Offering.......................              $0.58
Dilution per share to new investors..................................................              $3.67

                            ------------------------

     The following table summarizes, on a pro forma basis, as of December 31, 1996 the difference between existing shareholders and new investors with respect to the number and percentage of shares of Common Stock purchased from the Company, and the total consideration per share paid (at the assumed initial public offering price of $4.25 per share):

                                                 SHARES
                                            PURCHASED(1)(2)          TOTAL CONSIDERATION         AVERAGE
                                          --------------------      ----------------------      PRICE PER
                                           NUMBER      PERCENT       AMOUNT        PERCENT        SHARE
                                          ---------    -------      ---------      -------      ---------
Existing shareholders..................   3,613,236        80%      2,944,253          43%        $0.81
New investors..........................     900,000        20       3,915,000          57          4.25
                                                       -------                     -------
                                                        100.0%                      100.0%
                                                       -------                     -------
                                                       -------                     -------

------------

(1) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Option Plan; (ii) 900,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iii) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; and (iv) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants. See 'Management -- Stock Option Plan.' 'Description of Capital Stock' and 'Underwriting.'

(2) Includes (i) the issuance of 588,236 shares of Common Stock to Louis R. Capece, Jr. in connection with the acquisition of Air Response two years from the closing of the Offering; (ii) 300,000 shares of Common Stock issued in January 1997 to certain bridge lenders and (iii) 25,000 shares of Common Stock issued in March 1997 to certain bridge lenders.

                            SELECTED FINANCIAL DATA
     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1996 and 1995 and (ii) Air Response and Air Response South for the seven months ended December 31, 1996 and 1995 and for the years ended May 31, 1996 and 1995. The historical financial data for the years ended December 31, 1996 and 1995 and May 31, 1996 and 1995 are derived from the audited financial statements of Proflight, Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which raises substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the year ended May 31, 1996 have been audited by Staff Maikels & Ciampino, P.C. and for the year ended May 31, 1995 by Kaufman, Rossin & Co., each independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The financial data for Air Response and Air Response South for the seven months ended December 31, 1996 and 1995 are unaudited, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the consummation of this Offering) had occurred as of December 31, 1996 for balance sheet results and as of January 1, 1996 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of December 31, 1996 and the pro forma statement of operations for the year ended December 31, 1996 are unaudited, but, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments and pro forma adjustments to reflect the Acquisitions) necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                            THE COMPANY                   AIR RESPONSE AND AIR RESPONSE SOUTH
                                      ------------------------    ----------------------------------------------------
                                        TWELVE MONTHS ENDED          SEVEN MONTHS ENDED         TWELVE MONTHS ENDED
                                            DECEMBER 31,                DECEMBER 31,                  MAY 31,
                                      ------------------------    ------------------------    ------------------------
                                         1996          1995          1996          1995          1996          1995
                                      ----------    ----------    ----------    ----------    ----------    ----------
OPERATING DATA
Historical:
     Net sales.....................   $3,906,211    $2,885,535    $4,428,940    $3,656,916    $6,737,095    $4,718,013
     Flying operations and
       maintenance.................    3,001,507     1,960,671     2,857,035     2,224,169     4,120,546     2,943,853
     Promotion and sales...........      255,616        31,909       330,170       274,268       505,805       543,265
     General, administrative
       expense.....................      650,036       353,969       899,757       892,849     1,571,974     1,024,259
     Depreciation and
       amortization................      377,930       276,538       240,615       210,000       366,139       299,951
     Profit (loss) from
       operation...................     (378,878)      262,448       101,363        55,630       172,631       (93,315)
     Interest expense..............     (287,188)     (150,254)      (93,646)      (58,624)     (100,651)     (128,600)
     Other income (expense)........           34         4,915      (120,556)       36,321      (222,292)      (40,804)
     Income tax benefit............       --            --            --            --            73,904       150,522
     Net profit(loss)..............     (666,032)      117,109      (112,839)       33,327       (76,408)     (112,197)
Per share data:
     Net income (loss).............       $(0.19)        $0.03        --            --            --            --
     Weighted average number of
       shares outstanding..........    3,525,000     3,525,000        --            --            --            --

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                                                              TWELVE MONTHS ENDED
                                                                                               DECEMBER 31, 1996
                                                                                              -------------------
Pro Forma Operating Data:
     Net sales.............................................................................       $11,165,330
     Flying operations.....................................................................         7,400,129
     Promotion and sales...................................................................           836,605
     General and administrative expense....................................................         2,268,328
     Depreciation and amortization.........................................................         1,037,169
     Total operating expense...............................................................        11,542,231
     Operating income (loss)...............................................................          (376,901)
     Other income (expense)................................................................          (903,942)
     Income Tax Benefit....................................................................            73,904
     Net (loss)............................................................................        (1,206,939)

Per share data:
     Net (loss)............................................................................       $     (0.33)(4)

                                                                                DECEMBER 31, 1996
                                                                    --------------------------------------------
                                                                     ACTUAL(1)     PRO FORMA(2)    ADJUSTED(3)(5)
                                                                    -----------    ------------    -------------
Balance Sheet Data:
     Working capital (deficit)...................................   $(1,080,311)   $(2,091,992)    $ 1,386,058
     Total assets................................................     4,975,166     10,966,468      13,108,269
     Long term obligations.......................................     3,963,935      6,042,807       6,042,807
     Retained earnings (deficit).................................      (111,005)      (111,005)       (111,005)
     Stockholders' equity (deficit)..............................      (543,878)     1,956,122       5,461,672

------------

(1) Represents Proflight.

(2) Includes Proflight, Air Response and Air Response South.

(3) The adjusted pro forma data includes adjustments that reflect the effects of the merger including the sale of 900,000 shares of Common Stock and 900,000 Warrants offered hereby and the application of the net proceeds.

(4) Based on 3,613,236 shares which do not include 900,000 shares of Common Stock offered hereby.

(5) Reflects $500,000 of additional capital related to the debt forgiveness of certain bridge loans in May of 1997. See 'Certain Transactions -- with Principal Shareholders.'

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The  following discussion and  analysis should be  read in conjunction with
the  financial  statements  and  notes  thereto  appearing  elsewhere  in   this
Prospectus.

OVERVIEW AND PLAN OF OPERATION

     The Company was formed in May 1992 under the name Proflight, Inc. and is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company has contracted to acquire Air Response and Air Response South which Acquisitions will close simultaneously with the closing of the Offering. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'

     The revenues of the Company are primarily derived from service fees for air medical transport services. The number of transports and rates effect revenues as well as the source. Greater revenues are derived from third party and direct patient paid trips as compared to transports arranged by brokers.

     The Company's business strategy over the next 24 months is to become a leading national provider of fixed wing air ambulance services by:

      Improving  the efficiency  of its  existing operations  by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company believes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

     The Company is continuing to expand services through the purchase of additional aircraft resulting in increased revenues, more efficient use of current aircraft, proportionately lower operating costs and the acquisition of Air Response and Air Response South. Overall, the Company believes this should provide higher gross margins. This combination will allow all three companies to operate more efficiently through elimination of certain duplicative general and administrative costs, purchasing discounts on fuel, and more efficient use of each aircraft. The Company believes that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern. See ' -- Effects of Combination.'

RESULTS OF OPERATIONS

PROFLIGHT MEDICAL RESPONSE, INC.

     The following sets forth, in tabular form, a comparison of the results of operations for Proflight, Inc. for the years ended December 31, 1996 and 1995.

                                                           YEAR ENDED DECEMBER 31,
                                                          --------------------------
                                                             1996           1995
                                                          ----------    ------------
Sales..................................................      100.0%         100.0%
Flying operations and maintenance......................       76.8%          67.9%
Promotion and sales....................................        6.5%           1.1%
General and administrative expenses....................       16.6%          12.2%
Depreciation and amortization..........................        9.7%           9.5%
Interest expenses......................................        7.4%           5.2%
Net income (loss)......................................      (17.0%)          4.1%

THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     Net Sales. Net sales increased by $1,020,676 to $3,906,211 for the year ended December 31, 1996 as compared to $2,885,535 for the year ended December 31, 1995. This increase was attributable to the addition of an aircraft which allowed the Company to provide transport services to customers previously turned down. The Company also provided more non-medical charter flights than in the previous year. In addition, the Company increased its marketing efforts in 1996.

     Flying Operations and Maintenance: Flying operations and maintenance increased $1,040,836 to $3,001,507 for the year ended December 31, 1996 as compared to $1,960,671 for the year ended December 31, 1995. This increase was primarily due to increased fuel, parts and other expenses related to higher sales.

     Promotion and Sales: Promotion and sales increased $223,707 to $255,616 for the year ended December 31, 1996 as compared to $31,909 for the year ended December 31, 1995. This increase was due to increased marketing expenditures including direct mailings, attending medical conventions, and travel to potential customers.

     General and Administrative Expenses: General and administrative expenses increased by $296,067 to $650,036 for the year ended December 31, 1996 as compared to $353,969 for the year ended December 31, 1995. The increase was primarily due to hiring additional employees and training them. In addition, the Company had one time expenses consisting of employee severance pay and increased costs in connection with the acquisition of Air Response.

     Depreciation and Amortization. Depreciation and amortization increased by $101,392 to $377,930 for the year ended December 31, 1996 as compared to $276,538 for the year ended December 31, 1995. This increase was primarily due to the purchase of a more expensive aircraft and an increase in the number of hours flown.

     Interest Expense. Interest expense was $287,188 for the year ended December 31, 1996 as compared to $150,254 for the year ended December 31, 1995. This increase in interest expense was primarily due to the purchase of a more expensive aircraft and bridge financing.

     Net Income (Loss). Net income (loss) for the year ended December 31, 1996 was $(666,032) as compared to $117,109 for the year ended December 31, 1995. The loss was due to the increase in costs and expenses described above.

AIR RESPONSE AND AIR RESPONSE SOUTH

RESULTS OF OPERATIONS

     The following sets forth, in tabular form, a comparison of the results of operations for Air Response and Air Response South for the seven months ended December 31, 1996 and 1995 and the years ended May 31, 1996 and 1995.

                                                               SEVEN MONTHS
                                                            ENDED DECEMBER 31,       YEAR ENDED MAY 31,
                                                          ----------------------    ---------------------
                                                            1996         1995          1996        1995
                                                          ---------    ---------    ----------    -------
Sales..................................................     100.0%       100.0%        100.0%      100.0%
Flying operations and maintenance......................      61.1%        60.8%         61.1%       62.4%
Promotion and sales....................................       7.4%         7.5%          7.5%       11.5%
General and administrative expenses....................      23.7%        24.4%         23.3%       21.7%
Depreciation and amortization..........................       5.4%         5.7%          5.4%        6.4%
Interest expenses......................................       2.1%         1.6%          1.5%        2.7%
Other income (expense).................................      (2.7%)        1.0%         (3.3%)      (0.9%)
Net income (loss)......................................      (2.5%)        0.9%         (1.1%)      (2.4%)

SEVEN MONTHS ENDED DECEMBER 31, 1996 AND 1995

     Net Sales. Net sales increased by $772,024 to $4,428,940 for the seven months ended December 31, 1996 as compared to $3,656,916 for the seven months ended December 31, 1995. This increase was attributable to increased marketing efforts and an increase in demand for air ambulance services.

     Flying Operations and Maintenance. Flying operations and maintenance increased $632,866 to $2,857,035 for the seven months ended December 31, 1996 as compared to $2,224,169 for the seven months ended December 31, 1995. This increase was primarily due to increased sales. In addition, fuel costs and pilot and nurses salaries increased, and the Company had increased expenses due to engine overhauls and the lease of a new aircraft.

     Promotion and Sales: Promotion and sales increased $55,902 to $330,170 for the seven months ended December 31, 1996 as compared to $274,268 for the seven months ended December 31, 1995. The increase was primarily due to increased marketing which included more direct mailings and yellow page advertising. As a percentage, promotion and sales expense remained relatively constant.

     General and Administrative Expenses. General and administrative expenses increased by $6,908 to $899,757 for the seven months ended December 31, 1996 as compared to $892,849 for the seven months ended December 31, 1995.

     Depreciation and Amortization. Depreciation and amortization increased by $30,615 to $240,615 for the seven months ended December 31, 1996 as compared to $210,000 for the seven months ended December 31, 1995. This increase was primarily due to additional equipment asset base.

     Interest Expense. Interest expense was $93,646 for the seven months ended December 31, 1996 as compared to $58,624 for the seven months ended December 31, 1995. The increase in interest expense was primarily due to the refinancing of aircraft.

     Other Income (Expense). Other income (expense) was ($120,556) for the seven months ended December 31, 1996 compared to $36,321 for the seven months ended
December 31, 1995. This increase in expense was due to a charge for asset abandonment.

     Net Income(Loss). Net loss for the seven months ended December 31, 1996 was $112,839 as compared to a net income of $33,327 for the seven months ended December 31, 1995. The loss was due to the increase in costs and expenses described above.

THE YEARS ENDED MAY 31, 1996 AND 1995

     Net Sales. Net sales increased by $2,019,082 to $6,737,095 for the year ended May 31, 1996 as compared to $4,718,013 for the year ended May 31, 1995. This increase was attributable to higher sales due to increased marketing efforts and a greater demand for air ambulance services.

     Flying Operations and Maintenance: Flying operations and maintenance increased $1,176,693 to $4,120,546 for the year ended May 31, 1996 as compared to $2,943,853 for the year ended May 31, 1995. This increase was primarily due to increased sales. In addition, fuel costs and pilot and nurses salaries increased along with direct maintenance aircraft lease costs and sub-contractor fees. However, as a percentage of sales, flying operations and maintenance decreased by 1.3%.

     Promotion and Sales: Promotion and sales decreased $37,460 to $505,805 as compared to $543,265 for the year ended May 31, 1995. This decrease was mainly to savings on yellow page advertising by eliminating or reducing ads that were not productive.

     General and Administrative Expenses: General and administrative expenses increased by $547,715 to $1,571,974 for the year ended May 31, 1996 as compared to $1,024,259 for the year ended May 31, 1995. The increase was primarily due to increased sales and the hiring of additional staff.

     Depreciation and Amortization. Depreciation and amortization increased by $66,188 to $366,139 for the year ended May 31, 1996 as compared to $299,951 for the year ended May 31, 1995. This increase was attributable to additional equipment asset base. As a percentage of sales these increases were more than offset by increased volume.

     Interest Expense. Interest expense was $100,651 for the year ended May 31, 1996 as compared to $128,600 for the year ended May 31, 1995. The decrease in interest expense was primarily due to interest on more favorable rates on certain notes.

     Other Income (Expense). Other expense was ($222,292) for the year ended May 31, 1996 as compared to ($40,804) for the year ended May 31, 1995. This increase was primarily due to the write off of a $201,892 receivable from an affiliated company.

     Net Loss. Net loss for the year ended May 31, 1996 was $76,408 as compared to a net loss of $112,197 for the year ended May 31, 1995. This decrease was a result of the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1996, Proflight had a cash overdraft of $(19,910) as compared to cash of $1,684 at December 31, 1995. As of December 31, 1996 and 1995, Proflight had a working capital deficiency of $1,080,311 and $157,341, respectively. This deficiency increase was the result of increased operating losses and certain long term obligations becoming current. As of December 31, 1996 and 1995, Air Response and Air Response South had cash and cash equivalents of $292,297 and $75,193, respectively. As of December 31, 1996 and 1995, Air Response and Air Response South had a working capital deficiency of $211,681 and $753,111, respectively. This deficiency was the result of increased short term debt. Historically, Proflight has financed its working capital requirements to date from internally generated cash flow, borrowings, issuance of its Common Stock and through private bridge financing. Air Response and Air Response South have financed its working capital requirements by internally generated cash flow and factoring accounts receivable.

     As of December 31, 1996, the Company had total current liabilities of $1,555,109 of which $1,176,000 will be paid out of the proceeds. The balance of $379,109 will be paid out of operations.

     In October 1996, the Company loaned $200,000 to Air Response. The note bears interest at the rate of 10% per annum and is payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000. See 'Certain Transactions -- Loan to Air Response.'

     In October 1996, Proflight, in a private placement, sold an aggregate of $350,000 principal amount notes bearing interest at the rate of 10% per annum and in connection therewith issued 700,000 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.

     In January 1997, Proflight, in a private placement, sold an aggregate of $150,000 principal amount notes bearing interest at the rate of 10% per annum and in connection therewith issued 300,000 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.

     In March 1997, Proflight, in a private placement, sold an aggregate of $125,000 principal amount notes bearing interest at the rate of 10% per annum and in connection therewith issued 25,000 shares of Common Stock.

     The Company anticipates that the net proceeds from the Offering, together with cash flow from operations should be sufficient to fund the Company's operations, including its proposed expansion, for approximately 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may be required to raise substantial additional funds to continue to fund operating expenses or its expansion strategy. There can be no assurance that the Company will be able to obtain such additional financing or that such financing, if available, will be on acceptable terms. See 'Risk Factors -- Need for Additional Financing' and 'Use of Proceeds.'

EFFECTS OF COMBINATION

     The Company believes that operating efficiencies will be achieved through integration of the operations. The Company anticipates cost savings after the combination in the areas of fuel, parts, marketing and advertising and personnel. The Company has obtained preliminary quotes from aviation fuel and part suppliers which will provide the Company with fuel and part cost reductions. Fuel reductions are available because of the anticipated increase in the volume of aviation fuel to be purchased as well as an increase in the number of fueling sites needed and part reductions are available because the Company plans to purchase larger quantities at one time. The Company believes that it will realize cost savings in marketing and advertising expenses by eliminating duplicated efforts. The Company also believes cost savings will also be realized by the elimination of overstaffing and duplicative positions which will arise through combination and the closing of the Company's facilities in New York and Florida. For example, the Company believes cost savings will be realized in areas such as accounts receivable and bookkeeping, which will be centralized.

     The Company believes that effective aircraft and crew deployment will be a significant factor in reducing operational costs. The Company intends to enhance its computer system which will detail the ready status and location positions of its aircraft and crews. The computer system will be able to analyze data on demographics, usage frequency and similar factors to help determine optimal fleet deployment.

     The Company will begin to incur increased expenses not reflected in the Company's historical financial statements, including increased salaries for senior management and key employees as well as other costs related to the establishment of its corporate and administrative infrastructure, such as lease costs, accounting and legal costs.

                                    BUSINESS

THE COMPANY

     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from facilities located in Colorado, New York and Florida and upon consummation of the Offering plans to consolidate its operations into its Colorado facilities. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1996, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $11.2 million.

     As of the date hereof the Company has an air ambulance fleet of 10 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, health maintenance organizations and air ambulance brokers.

     The Company believes that the need for non-emergency ambulance transport services, will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and HMOs will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air Response and Air Response South (the 'Acquisitions') and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care.

     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in law in 1990 from St. Louis University. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years exerience in the air ambulance industry, including flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufacturers adhesives and held various senior management positions for two aircraft sales corporations.

     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 588,236 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance due two years from such date.

BUSINESS STRATEGY

     The Companies business strategy over the next 24 months is to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing   strategic  acquisitions  of  other  air  ambulance  service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company believes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

MEDICAL TRANSPORT SERVICES

     The Company provides fixed wing air ambulance transport services for individual patients, HMOs, insurance companies and individual hospitals and other providers of medical care. If necessary the Company provides 'bed to bed' service, arranging for ground ambulance transportation, specialized medical care during transport, overnight accommodations, and any other incidentals necessary to a successful transport. The Company is able to provide air transport services at any of the three recognized levels of medical care, Basic Life Support (patients who may need CPR), Advanced Life Support (patients who need medication and respiratory monitoring) and Critical Care (patients who are severely ill or injured).

     The level of treatment provided to a patient during transportation is dependent upon the patient's condition. Basic Life Support is mostly preventative in nature. It is appropriate for patients needing minimal external life support, but in need of monitoring or potential care during flight. Aircraft involved in the transport of patients requiring Basic Life Support must have both the equipment and personnel on board capable of reacting to a medical emergency.

     The Company provides air transport for patients needing Advanced Life Support services. Aircraft suited to transporting these patients must have all personnel and equipment necessary to provide Basic Life Support functions as well as the capability to perform cardiac defibrillation, control dysrhythmias, administer drugs and establish and maintain respiratory airways. In addition, medical personnel on board the aircraft must be capable of providing care for the condition causing the need for the transport. Patients requiring Advanced Life Support care may typically be suffering from trauma, burns, or cardiac failure, as well as a variety of other conditions.

     Finally, the Company provides air transport services to patients who are severely ill or injured in need of Critical Care, the highest level of care. To properly provide Critical Care services, highly and specifically trained physicians and flight nurses must be part of the on board aircraft crew. It is important that these medical personnel have specialized training to enable them to perform services in an aeromedical environment. The Company has the required personnel and equipment to provide these high level medical services.

     The Company employs full-time registered nurses that accompany patients on all medical flights. The nurses are given air ambulance training when they are hired and on-going training every six months. In addition, the Company can supply other medical professionals including medical doctors, respiratory therapists and other medical personnel, if required by the patient.

     The Company charges for its services on a retail and wholesale basis. Flights are charged by the hour with additional costs for medical and international fees. Cost per flight hour range from approximately $500 for piston aircraft to $1500 for jet aircraft. Generally, high volume users like air ambulance brokers and insurance companies receive up to a 20% discount. Catering, ground medical, and other services are added to the basic charges.

MEDICAL PERSONNEL AND QUALITY ASSURANCE

     The Company believes that hiring and maintaining highly qualified personnel, including physicians and nurses is essential to its future success. Although the Company has not had a problem attracting such persons to date, the loss of these persons or the inability to attract and retain sufficient numbers of qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

     The medical care provided during transports is provided pursuant to established medical treatment protocols which were established based upon the professional advice and direction of the Company's medical directors. Proflight, Air Response and Air Response South each has its own medical director. Initially, the Company will retain the medical directors of each Company. However, these positions may be consolidated where legally and operationally practical. Any medical treatment beyond that contained in the treatment protocols requires an order from the patient's attending physician. Physician orders are submitted to the Company with all case documentation, prior to delivery of the patient to the Company for transport. Physician orders are then reviewed by the Company's medical director.

DISPATCHING

     The Company intends to implement a centralized dispatching system for the air ambulance operations. The Company plans to purchase a dispatch program called 'Omnis 7' which is designed to schedule transports as well as keep track of those in progress. The program features a visual mapped display of the location of the aircraft which can help dispatchers select the aircraft in the best proximity for a future flight. In addition, the program has an extensive database with airport, hotel, and fueling information. An additional module can be added that allows the aircraft's maintenance and pilot data to be stored and analyzed. The cost of the entire program is approximately $25,000. Computer hardware for the dispatch system will cost about $15,000. When implemented, this system will allow the Company to dispatch aircraft from the most advantageous of its locations and enhance the Company's ability to avoid one way trips with empty return flights. By ensuring that the Company's aircraft are efficiently used, the dispatching system is expected to reduce the Company's cost per transport.

     The Company plans to have a dispatch center comprising of 3 full-time dispatch personnel that work in shifts 24 hours a day. They will be supported by sales personnel that price the trips to the customers.

MARKETING

     Presently, the Company relies on advertising in national telephone directories and direct mail to attract customers. The Company will enhance its current marketing strategy by hiring, under a long term employment contract, Don Jones, an air ambulance marketing specialist. Mr. Jones has an extensive customer list of hospitals, insurance companies, and other users of air medical transport. Mr. Jones will implement a sales strategy using the companies existing sales and marketing staff.

     The Company believes that the air ambulance transport market may be broken down into two distinct market segments, the 'directed' market and the 'independent' market. The directed market segment consists of accounts that send all or most of their ambulance service needs to a single designated service provider, whether by contract or practice. These accounts include insurance companies, HMOs, other managed care providers and hospitals. The Company intends to market this segment both through the use of personal contacts and media advertising, which will include direct mail, advertising in national telephone directories, advertising in trade publication, advertising on the internet and participation in trade shows.

     The independent market consists of transport requests originating from individual patients and referral sources such as individual physicians. The Company's marketing campaign addresses this segment of the market by local advertising in telephone directories, advertising on the internet, and direct mail campaigns.

BILLING AND COLLECTION

     Since the Company's air ambulance services are on a non-emergency basis, the Company is not required to transport patients without regard to a patient's insurance coverage or ability to pay. The Company ensures that a prospective patient is able to pay the Company's fees, either through appropriate insurance coverage or other resources and frequently is paid in advance for its services. Consequently, the Company's provisions for uncompensated care is generally lower than it would be if the Company provided emergency air ambulance transportation.

     On a consolidated basis for the year ended December 31, 1996, the Company derived approximately 9% of its net revenue directly from private insurers, including prepaid health plans and other non-government sources, 3% from governmental payors and 88% directly from patients and private sources.

INSURANCE

     The Company's air ambulance operations involve the risks of potential liability against the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per aircraft and $7,000 per piston aircraft annually. In addition, the Company carries medical liability insurance in the amount of $1,000,000 per claim and $3,000,000 in the aggregate per incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance in the future or that the Company will be able to continue to obtain such insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.

COMPETITION

     The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning the service to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company believes that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company believes its one-way pricing structure allows the Company to be competitive in the industry.

     In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities not currently providing air ambulance services, may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company.

GOVERNMENT REGULATION

     The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company.

     Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures.

     Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company.

EMPLOYEES

     As of the date hereof, the Company employed 34 full-time employees and 5 part-time employees, of whom 14 are employed as flight crew, 8 are employed as medical personnel, 6 are employed as mechanics, 3 are employed as dispatchers, 3 are employed in sales and 5 are employed in general or administrative positions. The Company believes that the success of its business will depend, in part, on its ability to attract and retain highly qualified personnel. The Company's employees are not a party to any collective bargaining agreements. The Company believes that it has good relations with its employees.

LEGAL PROCEEDINGS

     In March 1997, the Company and the Company's President were named in a lawsuit Susan Fuller v. Proflight, Inc., Kevin Burkhardt, Andrew Hiestand and James Fuller, Arapahoe County District Court, Colorado which alleges that the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The amount sought is not determinable from the complaint. The lawsuit is in its early stages and the Company is unable to predict the outcome of this matter and no provision has been provided for in the financial statements. In April 1997, the Company filed a motion to dismiss as is the alternative for summary judgement. The Company, through its counsel, intends to vigorously defend against this action.

PROPERTIES

     The Company's executive offices and airplane hangar are located in approximately 2300 square feet of office space and 12,000 square feet of hangar space at Arapahoe County Airport, 12420 East Control Tower Road, Englewood, Colorado 80112. The Company's lease expired on March 31, 1997. The Company entered into a two month lease at a rental of approximately $5,130 per month.

     The Company has entered into a seven year lease agreement for approximately 9,364 square feet of office space at Arapahoe County Airport at 7211 South Peoria Street, Suite 200, Englewood, Colorado 80112. The lease commences ten days following the date of issuance of a Certificate of Occupancy for the Premises which space shall be used as the Company's executive offices. The lease is at a rental of approximately $11,700 per month. Pursuant to an oral agreement the Company will continue to occupy a portion of its current hanger space for aircraft maintenance at a monthly rental rate of approximately $2,000 per month.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                                                       AGE                  POSITION
--------------------------------------------------------   ---    ------------------------------------
Kevin L. Burkhardt......................................   38     Chief Executive Officer, President,
                                                                  Director
Jane S. Burkhardt.......................................   39     Secretary, Director
David Cohen.............................................   54     Chief Financial Officer, Treasurer
Donald Jones............................................   37     Vice President of Sales, Director
Charles W. Bartholomew..................................   61     Director
Steven B. Myers.........................................   37     Director
Arthur G. Rosenberg.....................................   59     Director
Louis R. Capece, Jr.....................................   49     Director

     The business experience of each of the directors and executive officers of the Company for at least the last five years is as follows:

     Kevin L. Burkhardt has served as Chief Executive Officer, President and a Director of Proflight since its inception in May 1992. From April 1991 to March 1992, Mr. Burkhardt was a learjet captain for HPH Aviation, a learjet charter corporation. From July 1990 to April 1991, Mr. Burkhardt was a learjet captain and corporate pilot for Great Plains Resources, a company engaged in the oil industry. From February 1989 to April 1990, Mr. Burkhardt was a learjet captain for PC Air, a learjet charter corporation. From January 1987 to February 1989, Mr. Burkhardt was a learjet captain for American Jet, an air ambulance corporation. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.

     Jane S. Burkhardt has served as Secretary and a Director of Proflight since its inception in May 1992 and is responsible for establishing all medical policies and procedures, establishing required medical equipment, establishing risk management of medical operations and liaison between medical director and medical staff. From December 1989 to July 1994, Mrs. Burkhardt was a RN and then a risk manager for Presbyterian/St. Lukes Medical Center. From June 1989 to July 1991, Mrs. Burkhardt was an associate attorney at Wood, Ris & Hames. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.

     David Cohen has served as Chief Financial Officer and Treasurer of Proflight since August 1993. From January 1990 to June 1993, Mr. Cohen was the chief financial officer of Air Resources Corp., a manufacturer of adhesives. From January 1982 to January 1990, Mr. Cohen was the chief executive officer of Aim Aircraft, Inc., an aircraft sales corporation and from 1979 to 1982, Mr. Cohen was the sales manager for Aim Aircraft. From 1975 to 1978, Mr. Cohen was the president of Basin Aviation, an aircraft sales, charter and flight training corporation. Mr. Cohen is the author of a book entitled FBO (fixed based operations) Management as well as the author of an aircraft brokering manual.

     Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director. From August 1992 to the present, Mr. Jones has been the director of sales and marketing and the flight coordinator for Air Response and Air Response South. From August 1984 to August 1992, Mr. Jones held various positions at Air Ambulance Network, an air ambulance brokerage company, including director of sales and flight coordination and director of marketing.

     Charles W. Bartholomew has served as a Director of Proflight since November 1993. From September 1988 to September 1994, Mr. Bartholomew was the program manager for CTA Incorporated, a company which was an aerospace and information systems contractor to the United States government. Mr. Bartholomew was responsible for several information system engineering contracts with the United States Air Force and directed approximately 30 engineering professionals.

     Steven B. Myers has served as a Director of Proflight since February 1996. Since 1993, Mr. Myers has been the Company's director of marketing and contracting. From 1980 to 1993, Mr. Myers was engaged in real estate investing and property management.

     Arthur G. Rosenberg has served as a Director of Proflight since January 1997. Since 1986, Mr. Rosenberg has served as vice president of acquisitions for The Associated Companies, a real estate development company. Mr. Rosenberg is a practicing attorney admitted to the New York State Bar in 1962. For five years, Mr. Rosenberg was general counsel to ITT Levitt & Sons, Inc., an international home builder. Mr. Rosenberg is also a director of Mike's Original, Inc. and EcoTyre Technologies, Inc. which are publicly traded companies.

     Louis R. Capece, Jr. will, upon consummation of the Offering, become a director of the Company and a consultant. Since 1986 and 1993, Mr. Capece has served as president of Air Response and Air Response South, respectively. Since 1982 and 1993, Mr. Capece has served as president of Response Medical Transport Service, Inc. and Response Aviation, Inc., respectively. Response Medical Transport Service, Inc. provides ground ambulance transportation services. Response Aviation, Inc. provides airport services.

     All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. All of the executive officers of the Company have employment agreements with the Company. See ' -- Employment Agreements.'

EXECUTIVE COMPENSATION

     The Company did not pay any compensation exceeding $100,000 to its executive officers for the year ended December 31, 1996. Kevin L. Burkhardt, the Company's President and Chief Executive Officer received approximately $71,000 during this period. See ' -- Employment Agreements.'

EMPLOYMENT AGREEMENTS

     In March 1997, the Company entered into an amended employment agreement with Donald Jones to serve as the Company's Vice President of Sales. The employment agreement is for a six-year term effective upon consummation of the Offering and is subject to successive automatic renewal periods of one year unless earlier terminated. Mr. Jones is to receive a 5% increase in his base salary in years four, five and six. Pursuant to the terms of this employment agreement, Mr. Jones is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Jones will receive a base salary of $150,000 per annum. The Company has agreed to pay Mr. Jones a relocation bonus of $100,000 and reasonable relocation expenses. Mr. Jones will also have the right to participate in all benefit plans afforded to other comparable officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance. Mr. Jones's employment agreement contains certain confidentiality and non-competition provisions. Either the Company or Mr. Jones may cancel the agreement for any reason after six years upon 60 days prior notice.

     On March 31, 1997, the Company entered into an employment agreement with Kevin L. Burkhardt, the Company's President and Chief Executive Officer for a term of five years with successive automatic renewal periods of one year with a base salary of $90,000 for the first year and 10% increases in each of the following years. Mr. Burkhardt will receive a $25,000 one time bonus if he consummates another acquisition. Pursuant to the terms of this employment agreement, Mr. Burkhardt is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.

     On March 31, 1997, the Company entered into an employment agreement with David Cohen, the Company's Chief Financial Officer and Treasurer for a term of three years with successive automatic renewal periods of one year with a base salary of $70,000. Pursuant to the terms of this employment agreement, Mr. Cohen is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Cohen will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.

     On March 31, 1997, the Company entered into an employment agreement with Jane S. Burkhardt, the Company's Secretary for a term of three years with successive automatic renewal periods of one year with a base salary of $36,000. Pursuant to the terms of this employment agreement, Mrs. Burkhardt is required to devote 20 hours per week to fulfill her duties and responsibilities to the Company. Mrs. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.

CONSULTING AGREEMENTS

     In April, 1997, the Company entered into a three year consulting agreement with Louis R. Capece, Jr. Under the terms of the agreement, Mr. Capece has agreed to devote a minimum of 100 hours per month to the Company. Mr. Capece will be paid an aggregate of $52,000 per year. The Company or Mr. Capece may cancel the consulting agreement for any reason upon one year after 60 days prior notice.

STOCK OPTION PLAN

     The Board of Directors plans to submit to the shareholders a stock option plan (the 'Option Plan'). The Option Plan provides for the grant of incentive stock options ('ISOs'), intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to enable the Company to attract and retain exemplary directors, employees, agents and consultants. No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.

     The Option Plan provides that a maximum of 350,000 shares of Common Stock may be issued upon the exercise of options granted under the Option Plan. If an option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants.

     The Option Plan will be administered by the Board of Directors of the Company which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of Common Stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its powers, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding if the director and/or officer acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement also will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of
(i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

     It is the position of the Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of the Securities offered hereby, by
(i) each person who is known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each of the Company's named executive officers, and (iv) all directors and executive officers of the Company as a group. The information presented assumes no exercise of the Warrants offered hereby.

                                                                 NUMBER OF SHARES           PERCENT OF CLASS (1)
                                                                BENEFICIALLY OWNED    ---------------------------------
BENEFICIAL OWNER                                                PRIOR TO OFFERING     BEFORE OFFERING    AFTER OFFERING
-------------------------------------------------------------   ------------------    ---------------    --------------
Kevin L. Burkhardt and Jane S. Burkhardt(2)..................          606,237              17.5%             13.9%
David Cohen(3)...............................................         --                  --                --
Charles W. Bartholomew(4)....................................          361,933              11.0%              8.7%
Steven B. Myers(5)...........................................          416,223              12.5%              9.5%
Arthur G. Rosenberg(6).......................................           25,000            *                  *
Melinda Cantor(7)............................................          775,000              25.6%             19.8%
Louis R. Capece, Jr.(8)......................................         --                  --                --
Donald Jones(9)..............................................         --                  --                --
Planet Auto Group, Inc.(10)..................................          700,000              23.1%             17.8%
All executive officers and directors as a group (7
  persons)...................................................        1,409,393              46.6%             35.9%

------------

* Less than 1%.

 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. The number of shares of Common Stock outstanding prior to the Offering is 3,025,000. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the

                                              (footnotes continued on next page)

(footnotes continued from previous page) purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

 (2) Includes options to purchase 437,908 shares of Common Stock at an exercise price of $4.25 per share. Mr. and Mrs. Burkhardt's business address is 12420 East Control Tower Road, Englewood, Colorado 80112. Mr. and Mrs. Burkhardt are husband and wife and own their shares as joint tenants.

 (3) Mr. Cohen's business address is 12420 East Control Tower Road, Englewood, Colorado 80112.

 (4) Includes options to purchase 261,438 shares of Common Stock at an exercise price of $4.25 per share. Mr. Bartholomew's home address is 2150 Oak Hills Drive, Colorado Springs, CO 80919.

 (5) Includes options to purchase 300,654 shares of Common Stock at an exercise price of $4.25 per share. Mr. Myers's home address is 2890 South Golden Way, Denver, Colorado 80227.

 (6) Includes options to purchase 25,000 shares of Common Stock exercisable at $1.00 per share. Mr. Rosenberg's business address is 7979 Old Georgetown Road, Suite 800, Bethesda, Maryland 20814.

 (7) Ms. Cantor's mailing address is 485 Nicolls Road, Deer Park, NY 11729. Ms. Cantor is the wife of Steven A. Cantor. Mr. Cantor has provided investment banking services to the Company. Mr. Cantor through Srotnac Group, LLC. transferred his shares to his wife Melinda Cantor. See 'Certain Transactions--Transactions with Principal Shareholders.'

 (8) Excludes 588,236 shares of Common Stock which will be issued to Mr. Capece in connection with the acquisition of Air Response two years from the closing of the Offering. Mr. Capece's address is 10845 Bayshore Drive, Windermere, Florida 34786. See 'Certain Transactions.'

 (9) Mr. Jones's address is 2163 Turkey Run, Winter Park, Florida 32789.

(10) Planet Auto Group, Inc. is a Delaware corporation engaged in providing business and related consulting services in the transportation area. In January 1997, Steven A. Cantor sold 700,000 shares to Planet Auto Group, Inc. in a private transaction.

                              CERTAIN TRANSACTIONS

ACQUISITION OF AIR RESPONSE AND AIR RESPONSE SOUTH

     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 588,326 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put to the Company such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering to the Company, not to exceed $1,000,000. Simultaneously, the Company entered into an Amended Stock Purchase and Sale agreement with Air Response South and Louis
R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance payable two years from the Closing of the Offering.

     The Acquisitions will close simultaneously with the closing of the Offering. The Company entered into a consulting agreement with Louis R. Capece, Jr. which agreement is effective as of the closing of the Offering. In connection with the Acquisitions, Mr. Capece covenanted that he will not, for a period of five years from closing, compete with the Company. Mr. Capece has the right to nominate two members to the Company's Board of Directors. Mr. Capece has nominated himself and Donald Jones as nominees to the Board of Directors. See 'Management.'

LOAN TO AIR RESPONSE

     In October 1996, the Company loaned $200,000 to Air Response. The note bears interest at the rate of 10% per annum and is payable in two installments of $100,000 plus accrued interest thereon on May 14, 1998 and May 14, 2000.

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
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In October 1993, Charles W. Bartholomew, a Director of the Company, entered into a stock purchase agreement pursuant to which he purchased 18% of the then outstanding shares of Common Stock of the Company for $75,000 and loaned an additional $75,000 to the Company. Interest for the first 24 months of the loan was in the form of an additional 2% ownership interest in the Company.
Thereafter, interest on  the loan was  at the rate  of 10% per  annum due  March
1997.

     As of December 31, 1996, Air Response and Air Response South have a receivable due from its sole shareholder, Louis R. Capece, Jr., in the amount of $322,421. This amount is due on demand and is non-interest bearing. Mr. Capece, upon consummation of the Offering, will be a director of the Company.

     In January 1996, Steven B. Myers, a Director of the Company, purchased 231,214 shares of Common Stock from the Company for $100,000 or $.43 per share.

     In February 1997, Donald Jones entered into a six year employment agreement with the Company to serve as the Company's Vice President of Sales upon consummation of the Offering. See 'Management -- Employment Agreement.'

     In April 1997, Kevin L. Burkhardt, the Company's Chief Executive Officer, President and a Director entered into a five-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In  April 1997, Jane S. Burkhardt,  the Company's Secretary and a Director,
entered  into  a   three-year  employment  agreement   with  the  Company.   See
'Management -- Employment Agreement.'

     In April 1997, David Cohen, the Company's Chief Financial Officer and Treasurer, entered into a three-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 218,954 shares of Common Stock to the Company in exchange for options to purchase 437,908 shares of Common Stock at an exercise price of $4.25 per share. The options are five-year options exercisable upon closing of the Offering.

     In May 1997, Charles W. Bartholomew agreed to return 130,719 shares of Common Stock to the Company in exchange for options to purchase 261,438 shares of Common Stock at an exercise price of $4.25 per share. The options are five-year options exercisable upon closing of the offering.

     In May 1997, Steven B. Myers agreed to return 150,327 shares of Common Stock to the Company in exchange for options to purchase 300,654 shares of Common Stock at an exercise price of $4.25 per share. The options are five-year options exercisable upon closing of the Offering.

TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS

     In January 1996, the Company issued Steven A. Cantor, 1,475,000 shares of Common Stock for business and financial services valued at $50,000. Mr. Cantor has provided investment banking services to the Company. Mr. Cantor transferred his shares to Srotnac Group, LLC, a company which is 98% owned by Mr. Cantor. In January 1997, Srotnac Group, LLC sold 700,000 shares for $.25 per share to Planet Auto Group, Inc. in a private transaction. In May 1997, Srotnac Group, LLC transferred the remainder of its shares to Melinda Cantor, Mr. Cantor's wife.

     In May 1997, the bridge lenders in the October 1996 and January 1997 private placements released and discharged the Company from any and all obligations arising out of promissory notes aggregating $500,000 and agreed to cancel such notes.

     In May 1997, Annette Cantor a 10% shareholder sold her shares for $.50 per share to 10 unrelated persons in a private transaction.

                           DESCRIPTION OF SECURITIES

GENERAL

     The Company amended its articles of incorporation in February 1997, which increased the authorized capital stock of the Company to 10,500,000 shares, of which 10,000,000 shares are Common

Stock, par value $.001 per share, and 500,000 are Preferred Stock, par value $1.00 per share. The shareholders have approved increasing the authorized shares of capital stock to 20,000,000 shares, which amendment will be filed shortly.

COMMON STOCK

     As of the date of this Prospectus, there are 3,025,000 shares of Common Stock outstanding and 32 record stockholders. Upon consummation of the Offering, 3,925,000 shares of Common Stock will be issued and outstanding, excluding (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan (ii) 588,236 shares of Common Stock which will be issued to Louis R. Capece, Jr., in connection with the acquisition of Air Responses, two years from the closing of the Offering; (iii) 900,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; and (v) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have any cumulative voting rights for the election of directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors from time to time out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to its shareholders after payment or provision for payment of debts and other liabilities of the Company and the liquidation preferences of any then outstanding shares of Preferred Stock. The shares of Common Stock are neither redeemable nor convertible, except for the put which will be issued to Mr. Capece and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'

PREFERRED STOCK

     As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Board of Directors has the authority to issue Preferred Stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any series of Preferred Stock and to fix the number of shares constituting any series and the designation of such series without any further vote or action by the shareholders of the Company. Any Preferred Stock designated by the Board may have voting, conversion, liquidation preference, redemption, dividend and other rights which are superior to the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Company's Common Stock and may adversely affect the market price of and the voting and other rights of the Common Stock.

OPTIONS AND WARRANTS

     As of  the  date  hereof,  other than  as  described  in  the  Registration
Statement, there are no outstanding options or warrants to purchase, or securities convertible into, Common Stock of the Company.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     The Warrants will be issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Securities Transfer & Trust, Inc., the warrant agent and will be evidenced by warrant certificates in registered form.

     Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.25 per share, subject to adjustment, for five years commencing twenty-four (24) months from the Closing Date, provided the Warrants may be exercised twelve (12) months from the Closing Date with the Underwriter's express written consent.

     The exercise price of the Warrants and the number and the shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including stock splits, stock dividends, subdivisions, combinations, reclassification or issuances of stock at a price lower than the current market price. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable the holders of the Warrants to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.

     The Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise or extend the expiration date of the Warrants.

     Warrants may be exercised upon surrender of the Warrant certificate evidencing those Warrants on or prior to the expiration date (or earlier redemption date) of the Warrants to the Warrant Agent, with the form of 'Election to Purchase' on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (in United States funds, by cash or certified bank check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

     No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercised all Warrants then owned of record by him, the Company will pay to that holder in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercised date.

     No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Warrants and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months the Closing Date (except the Warrants may be redeemed twelve (12) months following the Closing Date with the Underwriter's express written consent), and prior to their expiration, provided that (i) prior written notice of not less than 30 days is given to the Warrantholders (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. The Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption. The Warrants shall be exercisable until the close of business day preceding the date fixed for redemption.

REGISTRATION RIGHTS

     In connection with the acquisition of Air Response, the Company has granted Louis R. Capece, Jr., upon the issuance of 588,236 shares of Common Stock two years from the closing of the Offering, certain 'piggyback' registration rights (other than a Registration Statement on Form S-4 or Form S-8 or successor form thereto). These registration rights are not limited to a term and are subject to approval of any underwriter for the Company. See 'Certain Transactions.'

     Upon the consummation of the Offering, the Company will sell to the Underwriter a warrant to purchase 90,000 shares of Common Stock and 90,000 Warrants for $10. The Underwriter's Warrant will be exercisable for a period of four years commencing one year from the date of this Prospectus. In addition, holders of the Underwriter's Warrants will have demand registration rights during the period the Underwriter's Warrants are exercisable and piggy back registration rights for a period of seven years from the date of this Prospectus with respect to the Underwriter's Warrants and the underlying shares of Common Stock. See 'Underwriting.'

TRANSFER AGENT

     American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Denver, CO 80202-1817, will serve as the Company's transfer agent for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the consummation of the Offering, the Company will have outstanding an aggregate of 3,925,000 shares of Common Stock of which 3,025,000 are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act') (exclusive of (i) the 350,000 shares of Common Stock reserved for issuance under the Option Plan,(ii) 588,236 shares of Common Stock which will be issued to Louis R. Capece, Jr. in connection with the acquisition of Air Response, two years from the closing of the Offering; (iii) 900,000 shares reserved for issuance upon exercise of the Warrants offered hereby, (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; (iv) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants. All of the 900,000 shares of Common stock sold in the Offering will be freely tradeable without restriction under the Securities Act except for any shares purchased by 'affiliates' of the Company (as that term is defined in the rules and regulations under the Securities Act).

     In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including the exemption provided by Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. In addition, the sale of substantial amounts of Common Stock acquired through the exercise of the (i) options granted or (ii) Underwriter's Warrants could adversely affect prevailing market prices for the Common Stock. The Company and its officers and directors and shareholders have agreed with the Underwriter not to, directly or indirectly, register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock, (or any securities convertible into or exercisable or exchangeable for shares of Common Stock), for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter. The Company and the Underwriter have agreed to allow Melinda Cantor, to sell 150,000 shares of Common Stock twelve months from the close of Offering.

                                  UNDERWRITING

     Century City Securities, Inc. (the 'Underwriter') has agreed, subject to the terms and conditions of an Underwriting Agreement, to act as the exclusive agent for the Company to sell on a 'best efforts, all or none' basis 900,000 shares of Common Stock and 900,000 Warrants offered hereby. The Underwriter has made no commitment to purchase any or all of the shares of Common Stock or Warrants. It has agreed only to use its best efforts to find purchasers for the shares of Common Stock within a period of 90 days from the date of this Prospectus, subject to extension for an additional period of 90 days on mutual consent of the Company and the Underwriter.

     All proceeds from subscriptions will be deposited promptly into a non-interest bearing account with Citibank, N.A., as escrow agent pursuant to an escrow agreement between the Company, the Underwriter and such escrow agent. Funds will be transmitted to the escrow agent for deposit in the escrow account no later than noon of the business day following receipt. All checks must be made payable to 'Citibank, N.A., as escrow agent for Proflight Medical Response, Inc.' In the event the 900,000 shares of Common Stock and 900,000 Warrants are not sold within the 90 day initial offering period and the 90 day extension period described above, funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. During the 90 day offering period and any extension, no subscriber will be entitled to a refund of any subscription, and no funds will be released from escrow until completion or termination of the Offering. There are none nor will there be any arrangements between the Company and the Underwriter whereby shares of Common Stock or Warrants will be reserved for sales to persons associated or affiliated with management of the Company or its affiliated persons, although such persons may purchase shares of Common Stock or Warrants in order to assure the completion of this Offering.

     The Underwriter has advised the Company that it proposes to offer the Securities to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ('NASD') concessions not
in excess of $      per share of Common Stock and $      per Warrant.

     The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of this offering. The Company has also agreed to pay all expenses in connection with qualifying the Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

     The Company has agreed to sell to the Underwriter for $10, upon consummation of this offering, the Underwriter's Warrant exercisable to purchase up to 90,000 shares of Common Stock and/or 90,000 Warrants at an exercise price of $5.10 per share of Common Stock and $.12 per Warrant. The Underwriter's Warrant may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers or partners of the Underwriter and members of the selling group, and are exercisable during the four-year period commencing one year from the Effective Date (the 'Warrant Exercise Term'). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants may be deemed additional underwriting compensation. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants to register the Underwriter's Warrants, the underlying shares of Common Stock and the underlying warrants under the Securities Act on two occasions (one at the Company's expense and one at the holder's expense) during the Warrant Exercise Term and to include such Underwriter's Warrants, the underlying shares of Common Stock and the underlying warrants in any appropriate registration statement which is filed by the Company during the seven years following the date of this Prospectus.

     In the event the Underwriter exercises its registration rights to effect the distribution of the Common Stock and/or Warrants underlying the Underwriter's Warrants, the Underwriter and any holder of such securities who is a market maker in the Company's securities, prior to such distribution, will be unable to make a market in the Company's securities for up to a period of nine days prior to the commencement of such distribution and until such distribution is completed. If the Underwriter ceases making a market, the market and market prices for the Securities may be adversely affected, and the holders thereof may be unable to sell such securities.

     Additionally, the Underwriter has been engaged as the Company's warrant solicitation agent and pursuant thereto may participate in the solicitation of the exercise of the Warrants. Upon the exercise of the Warrants, the Company will pay the Underwriter a commission of 5% of the aggregate exercise price of the Warrants exercised. In accordance with the NASD Notice to Members 92-98, no fee shall be paid: (i) upon the exercise of warrants where the market price of the underlying Common Stock is lower than the exercise price; (ii) upon the exercise of any Warrants not solicited by the Underwriter, (iii) for the exercise of Warrants held in any discretionary account; or (iv) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents have not been provided to customers both as part of the original offering and at the time of exercise. Further, the exercise of any Warrant shall be presumed unsolicited unless the holder of such Warrant states in writing that the transaction was solicited by the Underwriter. Notwithstanding the foregoing, no fees

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
will be paid to the Underwriter or any other NASD members upon exercise of the Warrants within the first twelve months from the Effective Date.

     In connection with the solicitation of Warrant exercises, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriter and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Securities for the period commencing either two or nine business days (depending on the market price of the Company's shares of Common Stock) prior to any solicitation activity with respect to the exercise of Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any rights which the Underwriter or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter or other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods in which the Warrants are exercisable.

     Except as otherwise described herein, the Company has agreed not to issue equity securities for a period of two (2) years from the date hereof without the prior consent of the Underwriter.

     In addition, the Company has agreed to enter into a financial advisory agreement with the Underwriter, which will act as a management and financial consultant for the Company for a period of three years, commencing upon the consummation of this Offering, for an aggregate fee of $108,000, all of which is payable at the closing of this Offering.

     Although the Underwriting Agreement will provide that the Underwriter may designate for election one person to the Company's Board of Directors, the Underwriter has advised the Company that it has not selected such individual and has no immediate plans to do so. If the Underwriter elects not to assert such right, then it may designate one person to attend all Board of Directors meetings as an observer. In the event that such an individual is designated, such individual shall receive reimbursement of expenses for attending the meetings of the Board of Directors.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

     The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriter's Warrant and the Financial Advisory and Investment Banking Agreement. Reference is made to the copies of the Underwriting Agreement, the Underwriter's Warrants and the Financial Advisory and Investment Banking Agreement which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The Underwriter was incorporated in April 1994, and first registered as a broker-dealer in March 1996. Prior to this Offering, although the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in any public offerings. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering.

     Prior  to this  Offering, there  has been no  public market  for the Common
Stock or the Warrants. Accordingly, the Offering and exercise price of such Securities being offered hereby was determined, in large part, by negotiations between the Company and the Underwriters on an arbitrary basis and bear no direct relationship to the assets, earnings or other recognized criterion of value. Factors considered in determining such prices, in addition to prevailing market conditions, include the history of and the business prospects of the Company, as well as such other factors as were deemed relevant, including an evaluation of management and the general economic climate. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock or the Warrants.

                                  LEGAL MATERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Loselle Greenawalt Kaplan Blair and Adler, New York, N.Y. The partners of Loselle Greenawalt Kaplan Blair & Adler own an aggregate of 5,000 shares of Common Stock of the Company. Certain legal matters will be passed upon for the Underwriter by Gusrae, Kaplan & Bruno, New York, New York.

                                    EXPERTS

     The audited balance sheets of Proflight as of December 31, 1996 and 1995, the audited statements of operations, cash flows and stockholders' equity (deficit) for the year ended December 31, 1996 and 1995 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which raises substantial doubt about Proflight's ability to continue as a going concern and upon the authority of said firm as experts in accounting and auditing. The audited combined balance sheet of Air Response and Air Response South as of May 31, 1996, the audited combined statements of operations and retained earnings and cash flows, for the year ended May 31, 1996 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Staff, Maikels & Ciampino, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The audited combined statements of operations and retained earnings and cash flows of Air Response and Air Response South for the year ended May 31, 1995 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Kaufman, Rossin & Co., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the 'Registration Statement') under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference hereby is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. The Registration Statement filed by the Company may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the Commission's regional offices at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, upon payment of certain fees prescribed by the Commission. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                        PROFLIGHT MEDICAL RESPONSE, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE NO.
                                                                                                          --------
PROFLIGHT MEDICAL RESPONSE, INC.
     Report of Independent Certified Public Accountants................................................        F-2
     Balance Sheet as at December 31, 1996 and 1995....................................................        F-3
     Statements of Operations For the Years Ended December 31, 1996 and 1995...........................        F-4
     Statements of Stockholders' Deficit For the Years Ended December 31, 1996 and 1995................        F-5
     Statements of Cash Flows For the Years Ended December 31, 1996 and 1995...........................        F-6
     Notes to Financial Statements.....................................................................        F-7
AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
     Independent Auditors' Report -- Staff Maikels & Ciampino, P.C.....................................       F-13
     Independent Auditors' Report -- Kaufman Rossin & Co...............................................       F-14
     Combined Balance Sheet as at May 31, 1996.........................................................       F-15
     Combined Statements of Operations and Retained Earnings For the Years Ended May 31, 1996 and
      1995.............................................................................................       F-16
     Combined Statements of Cash Flows For the Years Ended May 31, 1996 and 1995.......................       F-17
     Notes to Financial Statements.....................................................................       F-18
AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC. (UNAUDITED)
     Condensed Combined Balance Sheets as at December 31, 1996 and 1995 (Unaudited)....................       F-23
     Condensed Combined Statements of Operations For the Seven Month Period Ended December 31, 1996 and
      1995 (Unaudited).................................................................................       F-24
     Condensed Combined Statements of Cash Flows For the Seven Months Ended December 31, 1996 and 1995
      (Unaudited)......................................................................................       F-25
     Notes to Financial Statements (Unaudited).........................................................       F-26
PROFLIGHT MEDICAL RESPONSE, INC. PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     Pro Forma Consolidated Balance Sheet as at December 31, 1996 (Unaudited)..........................       F-28
     Pro Forma Statement of Operations For the Year Ended December 31, 1996 (Unaudited)................       F-29

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
PROFLIGHT MEDICAL RESPONSE, INC.

     We have audited the accompanying balance sheets of Proflight Medical Response, Inc. (a Colorado corporation) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proflight Medical Response, Inc. as of December 31, 1996 and 1995 and the results of its operations and cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note B to the financial statements, the Company's total liabilities exceed total assets as of December 31, 1996. This factor and others discussed in note B raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

January 16, 1997 (except for note J,
  Subsequent Events, as to which the
  date is February 17, 1997, and note E,
  Commitments and Contingencies -- Litigation, as to which the date is April 24, 1997)

                        PROFLIGHT MEDICAL RESPONSE, INC.
                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
                                        ASSETS
Current assets
     Cash and cash equivalents........................................................   $   --        $    1,684
     Accounts receivable, trade
       Air Response, Inc..............................................................      131,887        46,600
       Other..........................................................................      369,908       313,782
                                                                                         ----------    ----------
                                                                                            501,795       360,382
          Less allowance for doubtful accounts........................................       40,000        28,647
                                                                                         ----------    ----------
                                                                                            461,795       331,739
     Other current assets.............................................................       13,003         8,705
                                                                                         ----------    ----------
               Total current assets...................................................      474,798       342,124
Property and equipment -- at cost
     Aircraft.........................................................................    4,281,883     1,760,873
     Furniture and fixtures...........................................................       22,997        17,755
     Medical equipment................................................................      160,262       102,185
                                                                                         ----------    ----------
                                                                                          4,465,142     1,880,813
          Less accumulated depreciation and amortization..............................     (337,013)     (405,233)
                                                                                         ----------    ----------
                                                                                          4,128,129     1,475,580
Other assets
     Note receivable -- Air Response, Inc.............................................      200,000        --
     Deferred loan costs, less accumulated amortization of $16,250 in 1996............       93,750        --
     Deferred offering costs..........................................................       10,000        --
     Cost of intangible business asset, less accumulated amortization of $4,000.......       26,000        --
     Other............................................................................       42,489        --
                                                                                         ----------    ----------
                                                                                            372,239        --
                                                                                         ----------    ----------
               Total assets...........................................................   $4,975,166    $1,817,704
                                                                                         ----------    ----------
                                                                                         ----------    ----------
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
     Current portion of notes payable
          Stockholders................................................................   $  369,694    $   56,160
          Other.......................................................................      572,253       143,502
     Bank overdraft...................................................................       19,910        --
     Accounts payable -- trade........................................................      495,791       281,031
     Accrued liabilities..............................................................       97,461        18,772
                                                                                         ----------    ----------
               Total current liabilities..............................................    1,555,109       499,465
Notes payable, less current portion
     Stockholders.....................................................................       --            10,000
     Other............................................................................    3,963,935     1,360,520
                                                                                         ----------    ----------
                                                                                          3,963,935     1,370,520
                                                                                         ----------    ----------
               Total liabilities......................................................    5,519,044     1,869,985
Commitments and contingencies.........................................................       --            --
Stockholders' deficit
     Common stock -- authorized 10,000,000 shares of $.001 par value; issued and
      outstanding, 3,225,000 and 1,156,068 for 1996 and 1995, respectively............        3,225         1,156
     Paid-in capital (deficit)........................................................     (436,098)      143,662
     Preferred stock -- authorized 500,000 shares of $1.00 par value; none issued and
      outstanding.....................................................................       --            --
                                                                                         ----------    ----------
                                                                                           (432,873)      144,818
     Accumulated deficit..............................................................     (111,005)     (197,099)
                                                                                         ----------    ----------
               Total stockholders' deficit............................................     (543,878)      (52,281)
                                                                                         ----------    ----------
                    Total liabilities and stockholders' deficit.......................   $4,975,166    $1,817,704
                                                                                         ----------    ----------
                                                                                         ----------    ----------

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
Operating revenue
     Air ambulance....................................................................   $3,090,527    $2,310,276
     Medical..........................................................................      607,490       515,578
     Passenger........................................................................      175,068        14,486
     Maintenance......................................................................       33,126        45,195
                                                                                         ----------    ----------
          Total operating revenue.....................................................    3,906,211     2,885,535
Operating expenses
     Flying operations................................................................    2,410,300     1,617,651
     Maintenance......................................................................      591,207       343,020
     Promotion and sales..............................................................      255,616        31,909
     General and administrative.......................................................      650,036       353,969
     Depreciation and amortization....................................................      377,930       276,538
                                                                                         ----------    ----------
          Total operating expenses....................................................    4,285,089     2,623,087
                                                                                         ----------    ----------
Operating income (loss)...............................................................     (378,878)      262,448
Nonoperating expenses (income)
     Interest expense.................................................................      287,188       150,254
     Other, net.......................................................................          (34)       (4,915)
                                                                                         ----------    ----------
          Total nonoperating expenses.................................................      287,154       145,339
                                                                                         ----------    ----------
          Net earnings (loss).........................................................   $ (666,032)   $  117,109
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Net earnings (loss) per share.........................................................     $(.19)         $.03
Weighted average number of shares outstanding.........................................    3,525,000     3,525,000
                                                                                         ----------    ----------
                                                                                         ----------    ----------

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       COMMON STOCK
                                                    -------------------     PAID-IN     (ACCUMULATED
                                                     SHARES      AMOUNT     CAPITAL       DEFICIT)        TOTAL
                                                    ---------    ------    ---------    ------------    ---------
Balance at January 1, 1995.......................   1,156,068    $1,156    $ 137,162     $ (314,208)    $(175,890)
Net earnings.....................................      --         --                        117,109       117,109
Capital contribution recognized in lieu of
  interest payment...............................      --         --           6,500        --              6,500
                                                    ---------    ------    ---------    ------------    ---------
Balance at December 31, 1995.....................   1,156,068    1,156       143,662       (197,099)      (52,281)
Net loss.........................................      --         --          --           (666,032)     (666,032)
Transfer of S-corporation accumulated deficit to
  paid-in capital................................      --         --        (752,126)       752,126        --
Cost of 387,282 shares of common stock retired...    (387,282)    (387 )     (12,678)       --            (13,065)
Common stock issued for cash.....................     231,214      231        99,769        --            100,000
Common stock, issued for promotion services......   1,475,000    1,475        48,525        --             50,000
Common stock issued for bridge loans.............     700,000      700        34,300        --             35,000
Common stock issued for services.................      30,000       30         1,470        --              1,500
Common stock issued in conjunction with loan.....      20,000       20           980        --              1,000
                                                    ---------    ------    ---------    ------------    ---------
Balance at December 31, 1996.....................   3,225,000    $3,225    $(436,098)    $ (111,005)    $(543,878)
                                                    ---------    ------    ---------    ------------    ---------
                                                    ---------    ------    ---------    ------------    ---------

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1996         1995
                                                                                          ----------    ---------
Increase (decrease) in cash and cash equivalents.......................................
Cash flows from operating activities
     Net earnings (loss)...............................................................   $ (666,032)   $ 117,109
     Adjustment to reconcile net earnings (loss)
       to net cash provided by operating activities
          Depreciation and amortization................................................      377,930      276,538
          Stock issued for services....................................................        2,500       --
          Imputed interest on note.....................................................       --            6,500
          Changes in assets and liabilities............................................
               (Increase) in accounts receivable.......................................     (130,060)    (127,248)
               (Increase) in other assets..............................................      (76,787)      (8,705)
               Increase in accounts payable............................................      214,760       39,184
               Increase in accrued liabilities.........................................       78,689        4,219
                                                                                          ----------    ---------
                    Net cash provided by (used in) operating activities................     (199,000)     307,597
Cash flows from investing activities
     Acquisition of property and equipment.............................................   (3,858,564)    (384,743)
     Issuance of note receivable.......................................................     (200,000)      --
                                                                                          ----------    ---------
                    Net cash flows used in investing activities........................   (4,058,564)    (384,743)
Cash flows from financing activities...................................................
     Increase in deferred costs........................................................      (35,000)      --
     Proceeds from sale of stock.......................................................      100,000       --
     Retirement of common stock........................................................      (13,065)      --
     Increase (decrease) in bank overdraft.............................................       19,910      (43,419)
     Principal payments on notes payable...............................................     (175,745)    (133,071)
     Proceeds from notes payable.......................................................    4,359,780      255,320
                                                                                          ----------    ---------
                    Net cash provided by financing activities..........................    4,255,880       78,830
                                                                                          ----------    ---------
                    Net increase (decrease) in cash and cash equivalents...............       (1,684)       1,684
Cash and cash equivalents, beginning of year...........................................        1,684       --
                                                                                          ----------    ---------
Cash and cash equivalents, end of year.................................................   $   --        $   1,684
                                                                                          ----------    ---------
                                                                                          ----------    ---------
Supplemental disclosure of cash flow information
          Cash paid during the year for interest.......................................   $  262,808    $ 148,215
Supplemental schedule of noncash investing and financing activities
          Common stock issued for promotion and financing services.....................       85,000       --
          Capital contribution recognized in lieu of interest payment..................       --            6,500
          Property and equipment acquired through long-term debt financing.............       --          480,000
          Refinancing of long-term debt................................................      435,687      836,680

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of Proflight Medical Response, Inc.'s (the Company) significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1. HISTORY AND BUSINESS ACTIVITY

     Proflight Medical Response, Inc. provides airborne transport for patients who are critically ill, injured or otherwise incapacitated such that they may require emergency medical care during flight. Services are provided by the Company for hospital patients who need to be transported to other hospitals; hospital patients who need to be transported to residences or nursing homes and other convalescent facilities; organ transplant harvest teams and harvested organs and significant numbers of vacationers who become ill or injured during trips. The flights operated are generally long distance in nature and they include international as well as domestic transport.

2. CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

3. PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Major additions, betterments, and renewals are capitalized. Maintenance and repairs are charged to operating expenses as they are incurred. Depreciation and amortization to estimated residual values are computed on the straight-line basis for the aircraft; the units of production method for aircraft engines/overhauls; the double-declining method is used for all other property and equipment, over the estimated useful lives of the related assets as follows:

Aircraft..........................................................                 20 years
Aircraft engines/overhauls........................................   Estimated flight hours
Furniture and fixtures............................................              5 - 7 years
Medical equipment.................................................                  7 years

4. DEFERRED OFFERING COSTS

     The Company has deferred the costs in connection with the proposed public offering (note B). The costs will be charged against common stock if the offering is successful, or will be charged to expense if the offering is unsuccessful.

5. EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. During the years ended December 31, 1995 and 1996, the Company effected a 50 to 1 and
3.85356 to one stock split, respectively. All shares and per share amounts have been retroactively restated to reflect the splits. In addition, the weighted average calculation considers all stock issued in 1996 and 300,000 shares issued in January, 1997 to be outstanding as of January 1, 1995.

6. INCOME TAXES

     In 1995, income taxes on net earnings are payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for Federal income taxes.

     In October 1996, the Company lost its S corporation status as a result of issuing stock to the corporation. Therefore, the Company will be taxed as a C corporation for a portion of 1996. Accordingly, the accumulated deficit has been closed to paid-in capital as of November 1, 1996. For

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1996, deferred income taxes are provided for items which are reported for tax purposes in different periods than in the financial statements. See note H for a summary of the income tax provision.

7. USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- REALIZATION OF ASSETS

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company has accumulated a deficit in stockholders' equity of $543,878 through December 31, 1996. In addition, total current liabilities exceed total current assets by approximately $1,080,000 as of December 31, 1996.

     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Management plans to continue expanding services through the purchase of additional aircraft, resulting in increased revenues, more efficient use of current aircraft, and proportionately lower operating costs. Management believes this should provide a higher gross margin. In addition, the Company is pursuing additional financing from outside sources, including an initial public offering
(IPO) (see note E). With the proceeds of the IPO, management intends to acquire a company which will more than double current sales. Management believes this combination will allow both companies to operate more efficiently through elimination of certain duplicate general and administrative costs, purchasing discounts on aircraft fuel, and more efficient use of each aircraft. Management believes that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern.

NOTE C -- NOTE RECEIVABLE - AIR RESPONSE, INC.

     In 1996, the Company loaned $200,000 to Air Response, Inc., a company it intends to purchase (see note E -- Acquisition), who is also a major customer. The note bears interest at 10%. The note is payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D -- NOTES PAYABLE

     Notes payable at December 31 consisted of the following:

                                                                                  1996          1995
                                                                               ----------    ----------
Shareholders
     10.0% note to a shareholder, issued on October 28, 1993, with interest on the loan for the first 24 months to be in the form of additional ownership in the Company. Thereafter, to be paid in sixteen monthly installments of $5,026, including interest; due March 1997. At
       December 31, 1996, the entire balance is in default and is reflected
       as current...........................................................   $   19,694    $   66,160
     10.0% notes with nineteen shareholders payable in full, principal and interest, on the earlier of one year from date of each note or upon
       closing of an initial public offering................................      350,000        --
                                                                               ----------    ----------
                                                                                  369,694        66,160
     Less current maturities................................................      369,694        56,160
                                                                               ----------    ----------
                                                                               $   --        $   10,000
                                                                               ----------    ----------
                                                                               ----------    ----------
Other
     9.75% note due in monthly installments of $5,304 including interest, due December 20, 2002; refinanced in 1996; collateralized by a 1969
       Learjet 24B and other key components.................................   $   --        $  322,000
     11.0% note due in monthly installments of $7,576 including interest, due March 20, 2005; refinanced in 1996; collateralized by a 1971
       Learjet 25C and other key components. Guaranteed by certain
       stockholders.........................................................       --           526,334
     10.5% note due in monthly installments of $8,023 including interest, due February 14, 2000; refinanced in 1996; collateralized by a 1973
       Learjet 25B-XR and other key components. Guaranteed by certain
       stockholders.........................................................       --           435,688
     9.75% note due in monthly installments of $19,419 including interest, due November 10, 2006; collateralized by a 1978 Learjet 35A and other
       equipment............................................................    1,477,646        --
     9.75% note due in 60 monthly installments of $14,720, including interest, beginning December 15, 1996, with a balloon payment of
       $322,284 due on December 15, 2001; collateralized by a 1973 Learjet
       25B and other equipment. Guaranteed by certain stockholders..........      886,139        --
     10.5% note due in 59 monthly installments of $17,717, including interest, beginning June 30, 1996, with a balloon payment of $841,995 due on May 31, 2001, collateralized by a 1978 Learjet 35A. Guaranteed
       by certain stockholders..............................................    1,268,241        --
     10.5% note due in 55 monthly installments of $6,513, including interest, beginning November 15, 1996, with a balloon payment of
       $324,627 due on June 15, 2001; collateralized by a 1978 Learjet 35A.
       Guaranteed by certain stockholders...................................      478,053        --
     10.0% note, issued January 16, 1996, due in monthly installments of
       $1,500, with the balance due on July 16, 1996. Defaulted in 1996 and interest rate increased to 20.0%; entire balance reflected as
       current..............................................................       85,009        --
     10.25% line of credit with bank, due February 27, 1997.................       43,100        --

                                                  (table continued on next page)

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(table continued from previous page)

                                                                                  1996          1995
                                                                               ----------    ----------
     3% plus prime note with monthly interest only payments, due May 20,
       1997; secured by a third lien on a 1973 Learjet 25B-XR and a second
       interest in all accounts receivable and certain medical equipment....      100,000        --
     11.0% note with monthly interest only payments and annual principal payments of $22,000 for March 1996, $44,000 for March 1997 and
       $154,000 for March, 1998; secured by a secondary lien in a 1973
       Learjet 25B-XR and other key components, as well as all accounts receivable, and certain medical equipment and other assets as
       specified in the agreement...........................................   $  198,000    $  220,000
                                                                               ----------    ----------
                                                                                4,536,188     1,504,022
Less current maturities.....................................................      572,253       143,502
                                                                               ----------    ----------
                                                                               $3,963,935    $1,360,520
                                                                               ----------    ----------
                                                                               ----------    ----------

     The aggregate maturities of the notes payable are as follows:

YEAR ENDING DECEMBER 31,
------------------------
          1997 ......................................   $  941,947
          1998 ......................................      485,679
          1999 ......................................      366,532
          2000 ......................................      405,054
          2001 ......................................    1,799,327
    Thereafter ......................................      907,343
                                                        ----------
                                                        $4,905,882
                                                        ----------
                                                        ----------

NOTE E -- COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leased aircraft, office space and office equipment under operating lease arrangements. Total lease payments were $86,738 and $24,734 for the years ended December 31, 1996 and 1995, respectively. In addition, as part of the aircraft lease, the Company is required to make monthly payments of $150 per engine hour flown. A total of $12,720 was recognized in 1996 as maintenance expense.

     The minimum rental commitments under the noncancelable lease agreements are as follows:

YEAR ENDING DECEMBER 31,
------------------------
          1997 ........................................   $181,788
          1998 ........................................    143,495
                                                          --------
                                                          $325,283
                                                          --------
                                                          --------

ACQUISITION

     As of December 31, 1996, the Company has signed a letter of intent to acquire Air Response, Inc. and Air Response South, Inc., air ambulance companies based in New York and Florida. The purchase price for these companies is $2,000,000, of which $1,000,000 is payable on the closing by the Company of an initial public offering (IPO) and $1,000,000 is payable two years from the date of the closing of the IPO. In addition, the Company will issue shares of common stock equal to $2,500,000 based upon the initial public offering price within two years from the closing of the offering to the former shareholder of Air Response, Inc. and Air Response South, Inc.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In conjunction with the proposed public offering, the Company has also signed an agreement to retain its attorneys for anticipated legal work. The estimated range of legal fees for this work is between $75,000 and $100,000.

LITIGATION

     In March 1997, the Company and the Company's President were named in a lawsuit Susan Fuller v. Proflight, Inc., Kevin Burkhardt, Andrew Hiestand and James Fuller, Arapahoe County District Court, Colorado which alleges that the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The lawsuit is in its early stages and the Company's unable to predict the outcome of this matter and no provision has been provided for in the financial statements. In April 1997, the Company filed a motion to dismiss as is the alternative for summary judgment. The Company, through its counsel, intends to vigorously defend against this action.

NOTE F -- MAJOR CUSTOMERS

     The Company had approximate sales to major customers as follows:

CUSTOMER                                                                 1996    1995
----------------------------------------------------------------------   ----    ----
A.....................................................................    13%     17%
B.....................................................................    10%     12%
C.....................................................................     8%     10%
D (Air Response, Inc.)................................................     8%     10%

     In addition, the Company is due approximately $132,000 in accounts receivable and $200,000 in a note receivable (see note C) from Air Response, Inc. This customer is the company Proflight intends to purchase as discussed in note E -- Acquisition.

NOTE G -- ACCOMMODATION AGREEMENT

     In order for the Company to obtain sufficient financing to purchase a 1973 Learjet 25B-XR, it was necessary for the Company to have an accommodator guarantee repayment of a loan. In exchange, the accommodator is paid a fee of $100 per month for each month that the loan is outstanding.

NOTE H -- INCOME TAXES

     There is no income tax expense or benefit for 1996. The provision for income taxes differs from the amount determined by applying the statutory rate to net income before taxes, due to the following reasons for the year ended December 31, 1996:

Income tax benefit at statutory rate.............................................   $(246,000)
Benefit for Subchapter S loss....................................................     205,000
Change in valuation allowance....................................................      52,000
Other............................................................................     (11,000)
                                                                                    ---------
Income tax benefit...............................................................   $  --
                                                                                    ---------
                                                                                    ---------

     Components of deferred tax assets at December 31, 1996 are as follows:

Net operating loss carryforwards.................................................   $  34,000
Allowance for bad debts..........................................................      15,000
Accruals.........................................................................       3,000
                                                                                    ---------
                                                                                       52,000
Valuation allowance..............................................................     (52,000)
                                                                                    ---------
Net assets.......................................................................   $  --
                                                                                    ---------
                                                                                    ---------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     For pro forma purposes, there would be no income tax expense for 1995, as the Company would have net operating loss carryovers available from prior years to offset any taxable income. The Company has net operating loss carryforwards for tax purposes of approximately $93,000 which expire in the year 2011.

NOTE I -- DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS

     The carrying amount approximates fair value because of the short maturity of those instruments.

NOTES RECEIVABLE

     It is not considered practicable to estimate the fair value of the note receivable due to the related-party nature of the transaction.

NOTES PAYABLE

     Carrying amount approximates fair value as the interest rates approximate market rates at December 31, 1996 and 1995.

NOTE J -- SUBSEQUENT EVENTS

     On January 14, 1997, the Company paid $42,600 on a note payable that was in default at December 31, 1996. The balance of the note was $85,009 at December 31, 1996.

     On January 13, 1997, the Company received an additional $150,000 in a bridge loan from an existing shareholder. The Company issued 300,000 shares of common stock to the noteholder. The note bears interest at 10% and is due on the earlier of one year from the date of the note or upon closing of an initial public offering.

     On February 17, 1997, the Company amended its Articles of Incorporation to have the authority to issue 500,000 shares of $1 par value preferred stock. In addition, the Company changed its name from Proflight, Inc. to Proflight Medical Response, Inc. These changes have been given retroactive treatment.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AIR RESPONSE, INC. and
  AIR RESPONSE SOUTH, INC.
Fort Plain, New York 13339

     We have audited the accompanying combined balance sheet of Air Response, Inc. (a New York corporation) and Air Response South, Inc. (a Florida corporation) (combined 'the Companies') as of May 31, 1996, and the related combined statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on the finanical statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Air Response, Inc. and Air Response South, Inc. as of May 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          STAFF MAIKELS & CIAMPINO, P.C.

December 18, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
AIR RESPONSE, INC. and
AIR RESPONSE SOUTH, INC.
Fort Plain, New York

     We have audited the accompanying combined statements of operations and retained earnings and cash flows of Air Response, Inc., and Air Response South, Inc. (combined 'the Companies') for the year ended May 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Air Response, Inc., and Air Response South, Inc. for the year ended May 31, 1995, in conformity with generally accepted accounting principles.

                                          KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
November 26, 1996

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                             COMBINED BALANCE SHEET
                                  MAY 31, 1996

                                               ASSETS
Current assets:
     Cash and cash equivalents......................................................................   $   91,093
     Cash and cash equivalents -- restricted........................................................       37,438
     Accounts receivable, net of allowance for doubtful accounts of $45,000.........................      489,273
     Prepaid expenses...............................................................................      296,390
     Refundable income taxes........................................................................       53,105
                                                                                                       ----------
          Total current assets......................................................................      967,299
                                                                                                       ----------
Property and equipment:
     Aircraft fleet.................................................................................    2,549,491
     Machinery and equipment........................................................................      142,559
     Office equipment...............................................................................       20,960
                                                                                                       ----------
                                                                                                        2,713,010
     Less -- accumulated depreciation...............................................................    1,213,261
                                                                                                       ----------
          Total property and equipment..............................................................    1,499,749
                                                                                                       ----------
Other assets:
     Due from officer...............................................................................       24,895
     Deposits.......................................................................................       22,800
                                                                                                       ----------
          Total other assets........................................................................       47,695
                                                                                                       ----------
               Total assets.........................................................................   $2,514,743
                                                                                                       ----------
                                                                                                       ----------

                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Line of credit.................................................................................   $  374,384
     Accounts payable...............................................................................      998,877
     Current maturities of long-term debt...........................................................      299,262
     Accrued expenses...............................................................................       42,114
     Income taxes payable...........................................................................       14,358
     Due to affiliate...............................................................................      133,833
                                                                                                       ----------
          Total current liabilities.................................................................    1,862,828
Long-term debt, less current maturities.............................................................      519,151
                                                                                                       ----------
          Total liabilities.........................................................................    2,381,979
                                                                                                       ----------
Commitments and contingencies:
Stockholder's equity:
     Common stock...................................................................................        2,000
     Retained earnings..............................................................................      130,764
                                                                                                       ----------
          Total stockholder's equity................................................................      132,764
                                                                                                       ----------
               Total liabilities and stockholder's equity...........................................   $2,514,743
                                                                                                       ----------
                                                                                                       ----------

                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   FOR THE YEARS ENDED MAY 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                         ----------    ----------
Air ambulance revenue.................................................................   $6,737,095    $4,718,013
                                                                                         ----------    ----------
Operating expenses
     Flying operations................................................................    3,847,723     2,586,297
     Advertising......................................................................      505,805       543,265
     Repairs and maintenance..........................................................      272,823       357,556
     Depreciation.....................................................................      366,139       299,951
     General and administrative.......................................................    1,571,974     1,024,259
                                                                                         ----------    ----------
          Total operating expenses....................................................    6,564,464     4,811,328
                                                                                         ----------    ----------
Income (loss) from operations.........................................................      172,631       (93,315)
                                                                                         ----------    ----------
Other income (expense)
     Loss on disposal of property and equipment.......................................      (38,283)      (63,875)
     Bad debt expense -- affiliate....................................................     (201,892)          -0-
     Interest income..................................................................        6,313        10,820
     Interest expense.................................................................     (100,651)     (128,600)
     Miscellaneous....................................................................       11,570        12,251
                                                                                         ----------    ----------
          Total other income (expense)................................................     (322,943)     (169,404)
                                                                                         ----------    ----------
Loss before income taxes..............................................................     (150,312)     (262,719)
Income tax benefit....................................................................       73,904       150,522
                                                                                         ----------    ----------
Net loss..............................................................................      (76,408)     (112,197)
Retained earnings -- beginning of year................................................      207,172       319,369
                                                                                         ----------    ----------
Retained earnings -- end of year......................................................   $  130,764    $  207,172
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MAY 31, 1996 AND 1995

                                                                                             1996         1995
                                                                                           ---------    ---------
Cash flows from operating activities
     Net loss...........................................................................   $ (76,408)   $(112,197)
     Adjustments to reconcile net loss to net cash provided by operations:
          Depreciation..................................................................     366,139      299,951
          Loss on disposal of property and equipment....................................      38,283       63,875
          Deferred income taxes.........................................................     (35,157)     (10,520)
          Provision for doubtful accounts...............................................      54,422       13,694
          Bad debt expense -- affiliate.................................................     201,892       --
          (Increase) decrease in assets:
               Accounts receivable......................................................     (57,319)     (54,009)
               Refundable income taxes..................................................      89,097     (142,202)
               Prepaid expenses.........................................................    (283,318)      (1,012)
               Deposits.................................................................     (22,800)      --
          Increase (decrease) in liabilities:
               Accounts payable.........................................................     411,902      198,331
               Income taxes payable.....................................................     (40,990)      (5,343)
               Accrued expenses.........................................................     (85,878)      91,742
                                                                                           ---------    ---------
               Net cash provided by operating activities................................     559,865      342,310
                                                                                           ---------    ---------
Cash flows from investing activities
     Purchases of property and equipment................................................    (322,700)    (394,424)
     Net advances to officer............................................................     (23,054)      --
     Net borrowing from (advances to) affiliates........................................       1,385      (59,513)
                                                                                           ---------    ---------
               Net cash used by investing activities....................................    (344,369)    (453,937)
                                                                                           ---------    ---------
Cash flows from financing activities
     Net borrowings under line of credit................................................     193,077      186,307
     Proceeds from long-term debt.......................................................      --          151,932
     Repayments of long-term debt.......................................................    (306,413)    (225,550)
                                                                                           ---------    ---------
               Net cash (used) provided by financing activities.........................    (113,336)     112,689
                                                                                           ---------    ---------
Net increase in cash and cash equivalents...............................................     102,160        1,062
Cash and cash equivalents -- beginning of year..........................................      26,371       25,309
                                                                                           ---------    ---------
Cash and cash equivalents -- end of year................................................   $ 128,531    $  26,371
                                                                                           ---------    ---------
                                                                                           ---------    ---------

               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                               1996        1995
                                                                                             --------    --------
Income taxes paid.........................................................................   $ 55,348    $ 20,000
                                                                                             --------    --------
                                                                                             --------    --------
Interest paid.............................................................................   $103,466    $115,727
                                                                                             --------    --------
                                                                                             --------    --------

                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             MAY 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The accompanying financial statements present the combined financial results of Air Response, Inc. ('Response') and Air Response South, Inc.
('Response South') (combined 'the Companies'), which are wholly-owned by a common shareholder. All significant intercompany accounts have been eliminated in combination.

     The accompanying financial statements do not include the accounts of Response Medical Transport Services, Inc. ('Medical') or Response Aviation, Inc. ('Aviation'), which are also wholly-owned by the common shareholder.

ORGANIZATION AND BUSINESS ACTIVITY

     The Companies provide air ambulance services throughout the United States and coordinate air ambulance services internationally through other carriers. The Companies' aircraft are located in New York and Florida.

USE OF ESTIMATES

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, income and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

REVENUE RECOGNITION

     Revenue is recognized when services have been performed and is reported net of contractual allowances.

CASH AND CASH EQUIVALENTS

     The Companies consider all short-term investments having a maturity of three months or less, when purchased, to be cash equivalents.

ACCOUNTS RECEIVABLE -- ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Companies provide for doubtful accounts receivable using the allowance method based on outstanding accounts at year-end and management's estimation of collectibility of these accounts.

MEDICAL SUPPLIES

     It is the Companies' policy to expense all purchases of medical supplies as incurred as large quantities of these items are generally not held in an inventory for long periods.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed on the double-declining balance and straight-line methods over the estimated useful lives of the assets, which range from 5 to 7 years.

     Expenditures for maintenance and repairs which do not extend the useful lives of the assets are charged to income as incurred.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             MAY 31, 1996 AND 1995

INCOME TAXES

     The Companies account for income taxes under the provisions of the Financial Accountant Standards Board Statement No. 109, 'Accounting for Income Taxes'.

GOVERNMENTAL REGULATION

     Response is subject to the rules and regulations of the Federal Aviation Administration (FAA) and the New York State Department of Health. Response South is regulated by the State of Florida Department of Health and Rehabilitative Services.

(2) LONG-TERM DEBT

     Long-term debt as of May 31, 1996 consisted of the following:

Note Payable to Central National Bank, payable in monthly installments of $7,061 including interest at 10.25%, maturing December 1997; secured by aviation equipment, mortgage on real
  estate owned by stockholder and the personal guarantee of the stockholder..................   $ 76,045
Note payable to Central National Bank, payable in monthly installments of $385 including interest at 10.25%, maturing February 1998; secured by aviation equipment, mortgage on real
  estate owned by stockholder and the personal guarantee of the stockholder..................      8,161
Note payable to Cessna Finance Corporation, payable in monthly installments of $2,728 including interest at prime + 1.5% (9.75% at May 31, 1996), maturing December 2000; secured
  by aviation equipment and equipment installed therein......................................    123,776
Note payable to Cessna Finance Corporation, payable in monthly installments of $2,069 including interest at prime + 2% (10.25% at May 31, 1996), maturing July 1999; secured by
  aviation equipment and equipment installed therein.........................................     73,546
Note payable to Cessna Finance Corporation, payable in monthly installments of $3,142 including interest at 11%, maturing June 1999; secured by aviation equipment and equipment
  installed therein..........................................................................     99,198
Note Payable to Cessna Finance Corporation, payable in monthly installments of $2,407 including interest at prime + 2.25% (10.5% at May 31, 1996), maturing October 1997; secured
  by aviation equipment and equipment installed therein......................................     41,231
Note payable to Banc One Leasing Corporation, payable in monthly installments of $12,477 including interest at 8.13%, maturing March, 1999; secured by an aircraft and all of its
  installed equipment and the personal guarantee of the stockholder..........................    396,456
                                                                                                --------
     Total long-term debt....................................................................    818,413
     Less current maturities.................................................................    299,262
                                                                                                --------
     Total long-term debt, less current maturities...........................................   $519,151
                                                                                                --------
                                                                                                --------

     Based on borrowing rates currently available to the Companies for loans with similar terms and maturities, the fair value of long-term debt approximates the recorded amounts.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             MAY 31, 1996 AND 1995

     Maturities of long-term debt as of May 31, 1996 on a fiscal year basis are as follows:

                           YEAR ENDING MAY 31,                              PRINCIPAL REPAYMENT
-------------------------------------------------------------------------   -------------------
       1997..............................................................        $ 299,262
       1998..............................................................          228,217
       1999..............................................................          228,658
       2000..............................................................           42,045
       2001..............................................................           20,231
                                                                                 ---------
            Total........................................................        $ 818,413
                                                                                 ---------
                                                                                 ---------

(3) LINE OF CREDIT/CASH AND CASH EQUIVALENTS-RESTRICTED

     Response has a $375,000 line of credit with Central National Bank, with a balance outstanding of $374,384 as of May 31, 1996. The line is secured by specific accounts receivable as designated at the time of advance, a cash reserve of 10% of the receivables as required by the line of credit agreement and the personal guarantee of the stockholder. A finance charge of 2.85% of the receivables is charged by the bank and deducted from the loan proceeds. Repayments are made upon collection of the receivables. In addition, the bank is entitled to a finance charge of 1.5% of the unremitted receivables outstanding over thirty days. Total charges incurred by Response for the years ended May 31, 1996 and 1995 pursuant to this facility were $89,318 and $10,975, respectively.

(4) STOCKHOLDER'S EQUITY

     Common stock of the entities consists of the following:

                                                                                     SHARES
                                                                       -----------------------------------
                                                                       AUTHORIZED    ISSUED    OUTSTANDING
                                                                       ----------    ------    -----------
Response:
     Voting common stock; no par value..............................         200        100          100
Response South:
     Non-voting, Series A common stock;
       $.01 par value...............................................     100,000          0            0
     Voting, Series B common stock;
       $.01 par value...............................................     100,000     51,000       51,000

(5) INCOME TAXES

     The Companies provide for income taxes using the applicable statutory rates. The components of income taxes for the years ended May 31, 1996 and 1995 are as follows:

                                                                                    1996        1995
                                                                                  --------    ---------
Current:
     Current tax expense.......................................................   $ 14,358    $   2,200
     Fuel tax credit...........................................................    (53,105)     (82,000)
     Benefit from net operating loss carryback.................................          0      (60,202)
Deferred:
     Deferred tax benefit, net.................................................    (45,230)     (10,520)
     Change in valuation allowance.............................................     10,073            0
                                                                                  --------    ---------
          Income tax benefit...................................................   $(73,904)   $(150,522)
                                                                                  --------    ---------
                                                                                  --------    ---------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             MAY 31, 1996 AND 1995

     The following are the differences between the income tax provision (benefit) and the amount computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes for the years ended May 31, 1996 and 1995:

                                                                                    1996        1995
                                                                                  --------    ---------
Tax (benefit) at U.S. statutory rates..........................................   $(51,106)   $ (89,324)
State income taxes (benefit), net of federal tax benefit.......................     (7,937)     (22,529)
Fuel tax credit................................................................    (30,801)     (82,000)
Other credits..................................................................    (18,244)     (18,472)
Permanent differences..........................................................     28,856       46,284
Change in valuation allowance..................................................     10,073       13,122
Other..........................................................................     (4,745)       2,397
                                                                                  --------    ---------
     Income tax benefit........................................................   $(73,904)   $(150,522)
                                                                                  --------    ---------
                                                                                  --------    ---------

     Deferred income taxes were recognized in the balance sheet at May 31, 1996 due principally to the tax effect of temporary differences, alternative minimum tax credits and loss carryforwards as follows:

Deferred tax assets:
     Non-deductible reserves...............................................................   $  18,956
     Alternative minimum tax credit carryforwards -- Federal...............................      91,205
     Net operating loss carryforwards -- Federal...........................................      16,252
     Net operating loss carryforwards -- State.............................................      26,507
                                                                                              ---------
                                                                                                152,920
          Valuation allowance..............................................................     (23,195)
                                                                                              ---------
          Total deferred tax assets........................................................     129,725
Deferred tax liabilities:
     Accelerated depreciation..............................................................    (129,725)
                                                                                              ---------
          Net deferred tax liabilities.....................................................   $       0
                                                                                              ---------
                                                                                              ---------

     At May 31, 1996, Response had approximately $91,000 in alternative minimum tax credit carryforwards which may be used to offset future federal income tax.

     At May 31, 1996, Response had net operating loss carryforwards for Federal and State purposes of approximately $48,000 and $331,000, respectively. These carryforwards begin to expire in 2009.

(6) ADVERTISING COSTS

     The Companies incur costs for yellow page advertising in local phone directories. The advertisements remain listed for the life of the directory, generally twelve months. The Companies pay the cost of this advertising prior to publication of the directory and amortize those costs over a twelve month period beginning with the month that the phone directory is distributed to the public.

     At May 31, 1996, $266,527 of advertising was reported as assets and is included as a prepaid expense. Advertising expense was $505,805 and $543,265 for the years ended May 31, 1996 and 1995, respectively.

(7) COMMITMENTS AND CONTINGENCIES

     Response is a defendant in a lawsuit with alleged claims approximating $100,000 plus unspecified damages, which arose from a transaction in 1991 related to the purchase of an aircraft. Management believes the suit is completely without merit and will continue to vigorously defend its position.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             MAY 31, 1996 AND 1995

(8) RELATED PARTY TRANSACTIONS

     Response purchases both fuel and oil from Response Aviation, Inc. ('Aviation'), a company wholly-owned by Response's shareholder. The total amount of purchases for the years ended May 31, 1996 and 1995 approximated $175,000 and $149,000, respectively. Due to the common ownership between Response and Aviation, the prices for fuel and oil charged by Aviation to Response may not be indicative of the prices that Response may be able to obtain if common ownership did not exist.

     Response  advanced a  total of  $201,892 to Aviation  in the  form of notes
receivable  and   working  capital   advances.   These  balances   were   deemed
uncollectible and written off to expense as a bad debt in 1996.

     The Companies have a receivable due from an officer, the sole shareholder of the Companies, amounting to $24,895 at May 31, 1996. This amount is due on demand and is non-interest bearing. It is not the Companies' intent to collect these balances within the next fiscal year.

     Response owes Response Medical Transport, Inc. ('Medical') $133,833 at May 31, 1996. This amount represents net advances to Response for working capital purposes. No interest is charged on these outstanding balances.

     Response leases hangar space from Aviation at Fulton County New York Airport under a lease agreement expiring May 31, 1997. Related rental expense for the years ended May 31, 1996 and 1995 was $18,000 and $18,000, respectively.

     Response leases lodging facilities from its stockholder on a month-to-month basis. This lease was terminated in November 1995. Minimum rentals amounted to $500 per month plus real estate tax and maintenance.

     Certain of Response's expenses are paid by Medical and allocated back to Response. These charges, including office salaries and benefits, and rent and utilities at the Nelliston, New York office, were approximately $97,500 and $122,000 for the years ended May 31, 1996 and 1995, respectively.

(9) EMPLOYEE BENEFIT PLANS

     Response and Response South both have voluntary defined contribution savings plans covering all of their employees who have met certain age and length of service requirements. The plan qualifies under Section 401(k) of the Internal Revenue Code. The Companies may provide discretionary matching contributions each year. Matching contributions totaled $15,291 and $9,565 for the years ended May 31, 1996 and 1995, respectively.

(10) SUBSEQUENT EVENT

     In November 1996, the Companies entered into a letter of intent with Proflight, Inc. whereby Proflight will purchase all of the outstanding shares of Response and Response South in exchange for cash and stock of Proflight. It is contemplated that the closing of the acquisition will be completed concurrently with the consummation of the initial public offering of Proflight's common shares.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                        CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                                       DECEMBER 31,    DECEMBER 31,
                                                                                           1996            1995
                                                                                       ------------    ------------
                                       ASSETS
Current Assets:
     Cash and cash equivalents......................................................   $   292,297     $    75,193
     Accounts receivable............................................................       595,355         683,767
          Less allowance for doubtful debts.........................................       (16,659)        (10,309)
     Officer receivable.............................................................       322,421          13,529
     Refundable income taxes........................................................        53,105         142,202
     Due from affiliate.............................................................         5,748         189,312
     Prepaid expenses...............................................................       297,369         157,239
                                                                                       ------------    ------------
          Total current assets......................................................     1,549,636       1,250,933
Property and Equipment
     Aircraft fleet.................................................................     2,535,598       2,550,519
     Office, shop, and medical equipment............................................       224,749         150,753
     Less accumulated depreciation..................................................    (1,320,008)     (1,079,393)
                                                                                       ------------    ------------
                                                                                         1,440,339       1,621,879

Other assets........................................................................        12,800             550
                                                                                       ------------    ------------
          Total other assets........................................................     1,453,139       1,622,429
                                                                                       ------------    ------------
          Total Assets..............................................................   $ 3,002,775     $ 2,873,362
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                                    LIABILITIES
Current Liabilities:
     Accounts payable -- trade......................................................   $   997,504     $ 1,008,334
     Line of credit.................................................................       374,749         374,533
     Current maturities of long term debt...........................................       299,262         313,944
     Accrued income taxes...........................................................        14,358          31,445
     Due to affiliate...............................................................        66,601         124,650
     Accrued liabilities............................................................         8,843         151,138
                                                                                       ------------    ------------
          Total current liabilities.................................................     1,761,317       2,004,044
Long term debt, less current maturites..............................................     1,221,533         626,819
                                                                                       ------------    ------------
          Total Liabilities.........................................................   $ 2,982,850     $ 2,630,863
                                                                                       ------------    ------------
                                                                                       ------------    ------------
Equity:
     Common Stock...................................................................   $     2,000     $     2,000
     Retained Earnings..............................................................        17,925         240,499
                                                                                       ------------    ------------
          Total Equity..............................................................        19,925         242,499
                                                                                       ------------    ------------
          Total Liabilities and Equity..............................................   $ 3,002,775     $ 2,873,362
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                            SEVEN MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
Net Sales.............................................................................   $4,428,940    $3,656,916
Flying operations and maintenance.....................................................    2,857,035     2,224,169
Promotion and Sales...................................................................      330,170       274,268
General and Administrative expense....................................................      899,757       892,849
Interest expense......................................................................       93,646        58,624
Depreciation and amortization.........................................................      240,615       210,000
Other (expense) income................................................................     (120,556)       36,321
                                                                                         ----------    ----------
Income (loss) before taxes............................................................     (112,839)       33,327
Income taxes..........................................................................       --            --
                                                                                         ----------    ----------
Net income (loss).....................................................................     (112,839)       33,327
                                                                                         ----------    ----------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                            SEVEN MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
Cash flows from operating activities:
     Net earnings (loss)..............................................................   $ (112,839)   $   33,327
     Adjustment to reconcile net earnings (loss) to net cash provided by operating activities
          Depreciation and amortization...............................................      242,100       210,000
          Changes in assets and liabilities:
               (Increase) in prepaids.................................................         (979)       (1,745)
               (Increase) in refundable due taxes.....................................       --          (142,202)
               (Increase) in accounts payable.........................................       (1,373)      421,366
               Increase (decrease) in accrued liabilities.............................      (33,271)       21,207
               (Decrease) in accrued taxes............................................       --           (59,060)
                                                                                         ----------    ----------
          Net cash provided (used) by operating activities............................       93,638       482,893
Cash flows from investing activities:
     Acquisition of property and equipment............................................     (182,690)     (250,629)
     (Increase) in accounts and officer's receivable..................................     (386,949)     (198,770)
     (Increase) decrease is due to/from affiliate.....................................      (72,980)        4,782
                                                                                         ----------    ----------
          Net cash provided (used) by investing activities............................     (642,619)     (444,617)
Cash flows from financing activities:
     (Increase) decrease in deposits..................................................       10,000          (550)
     Increase in line of credit.......................................................          365       175,813
     Principal payments on long-term debt.............................................     (653,468)     (164,719)
     Proceeds from long-term debt.....................................................    1,355,850        --
                                                                                         ----------    ----------
          Net cash provided by financing activities...................................      712,747        10,544
                                                                                         ----------    ----------
          Net increase in cash and cash equivalents...................................   $  163,766    $   48,820
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Cash at beginning of period...........................................................   $  128,531    $   26,373
                                                                                         ----------    ----------
Cash at end of period.................................................................   $  292,297    $   75,193
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                     NOTES TO CONDENSED COMBINED STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                                  (UNAUDITED)

NOTE 1 -- SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited condensed combined financial statements of Air Response and Air Response South (collectively, the 'Company') have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements.

     The accompanying unaudited condensed combined financial statements and disclosures reflect all adjustments which, in the opinion of the management, are necessary for a fair presentation of the results of operations, financial position, and cash flow of the Company. The results of operations for the periods indicated are not necessarily indicative of the results for the full year.

NOTE 2 -- The Company owns the following aircraft.

                                                                                       AMOUNT OWED
                                                                                          AS OF
TYPE OF AIRCRAFT                             DATE OF PURCHASE      PURCHASE PRICE        12/31/96
------------------------------------------   -----------------     --------------      ------------
Lear 24...................................         10/90              $447,860           $257,000
Lear 25...................................         5/94                629,964            494,085
Navajo....................................         6/93                136,500             63,956
C-340.....................................         10/92               129,000            140,944
C-421.....................................         9/94                160,085            111,564
MU2.......................................         6/91                243,919            247,114

NOTE 3 -- The Company has notes to the following lenders on each of its aircraft:

                                                   AMOUNT                               MO.
AIRCRAFT                         LENDER           FINANCED            (APR)           PAYMENT
--------------------------   ---------------     ----------      ----------------     -------
Lear 24...................   Textron             $  257,000      Prime +1.5%          $5,429
Lear 25...................   Textron                500,000      Prime +1.5%           6,526
Navajo....................   Cessna Finance         118,000      8.0%                  2,069
C-340.....................   Textron                145,000      Prime +1.5%           3,057
C-421.....................   Cessna Finance         150,300      9.25%                 2,728
MU2.......................   Cessna Finance         253,850      Prime +1.5%           4,149

NOTE 4

     The Company have a receivable due from an officer, the sole shareholder of the Companies, amounting to $322,421 at December 31, 1996. This amount is due on demand and is non-interest bearing.

NOTE 5 -- SUBSEQUENT EVENTS

     In April 1997, the sole stockholder entered into an agreement which agreement was amended in May 1997, to sell all of the outstanding stock of Air Response and Air Response South in exchange for $2,000,000 in cash of which $1,000,000 is payable upon closing of an initial public offering of Proflight Medical Response, Inc. ('Proflight') with the balance due two years from closing of the offering and 588,236 shares of common stock of Proflight to be issued two years from closing of the offering. If

Proflight completes a secondary offering, the shareholder has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering to Proflight, not to exceed $1,000,000.

     In October 1996, Proflight advanced $200,000 to Air Response, Inc. Air Response, Inc. refinanced the Lear 25 and Cessna 340 for approximately $500,000 and $145,000 in November 1996 with Textron, Inc. In December, 1996, Air Response refinanced the Lear 24 for approximately $257,000. Prior balances owed on the airplanes with other funding agencies were paid off with the monies received from refinancing.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1996
                                  (UNAUDITED)

                                                 AIR RESPONSE AND                  PRO FORMA                      ADJUSTMENTS TO
                                    PROFLIGHT   AIR RESPONSE SOUTH    COMBINED   ADJUSTMENTS(A)     PRO FORMA(B)   PRO FORMA(C)
                                    ----------  -------------------  ----------  --------------     ------------  --------------
Current Assets:
    Cash and cash equivalents......     --          $   292,297      $  292,297   $ (1,000,000)(1)  $  (707,703 )  $  2,978,050(1)
                                                                                                                        275,000(2)
                                                                                                                     (1,138,749)(3)
    Accounts receivable............ $  461,795          578,696       1,040,491       (148,887)(2)      891,604
    Other current assets...........     13,003          678,643         691,646                         691,646
                                    ----------  -------------------  ----------  --------------     ------------  --------------
        Total current assets.......    474,798        1,549,636       2,024,434     (1,148,887)         875,547       2,114,301
                                    ----------  -------------------  ----------  --------------     ------------  --------------
Fixed Assets:
    Aircraft, property and
      equipment at cost............  4,465,142        2,760,347       7,225,489      1,117,868(1)     8,343,357
    Less accumulated depreciation
      and amortization.............   (337,013)      (1,320,008)     (1,657,021)                     (1,657,021 )
    Other assets...................    372,239           12,800         385,039       (200,000)(2)      185,039          27,500(2)
    Goodwill.......................                                                  3,219,546(1)     3,219,546
                                    ----------  -------------------  ----------  --------------     ------------  --------------
        Total assets............... $4,975,166      $ 3,002,775      $7,977,941   $  2,988,527      $10,966,468    $  2,141,801
                                    ----------  -------------------  ----------  --------------     ------------  --------------
                                    ----------  -------------------  ----------  --------------     ------------  --------------
Current Liabilities:
    Accounts payable............... $  495,791      $   997,504      $1,493,295   $   (148,887)(2)  $ 1,344,408
    Bank overdraft.................     19,910        --                 19,910                          19,910
    Current portion of notes.......    941,947          674,011       1,615,958       (200,000)(2)    1,415,958    $    275,000(2)
                                                                                                                       (500,000)(4)
                                                                                                                     (1,138,749)(3)
    Accrued liabilities............     97,461           89,802         187,263                         187,263
                                    ----------  -------------------  ----------  --------------     ------------  --------------
        Total current
          liabilities..............  1,555,109        1,761,317       3,316,426       (348,887)       2,967,539      (1,363,749)
Long Term Debt.....................  3,963,935        1,221,533       5,185,468        857,339(1)     6,042,807        --
                                    ----------  -------------------  ----------  --------------     ------------  --------------
        Total Liabilities..........  5,519,044        2,982,850       8,501,894        508,452        9,010,346      (1,363,749)
                                    ----------  -------------------  ----------  --------------     ------------  --------------
Stockholders' Equity:
    Common Stock, par value .001
      for Proflight and no par
      value for Air Response and
      .01 for Response South
      Proflight has 3,225,000
      shares issued and
      outstanding. Air Response has
      100 shares issued and
      outstanding and Air Response
      South has 51,000 shares
      issued and outstanding.......      3,225            2,000           5,225         (1,412)(1)        3,813             700(1)
    Additional paid-in capital
      (deficit)....................   (436,098)       --               (436,098)     2,499,412(1)     2,063,314       3,914,300(1)
                                                                                                                       (909,450)(1)
                                                                                                                        500,000(4)
    Retained Earnings (deficit)....   (111,005)          17,925         (93,080)       (17,925)(1)     (111,005 )
                                    ----------  -------------------  ----------  --------------     ------------  --------------
        Total Stockholders'
          Equity...................   (543,878)          19,925        (523,953)     2,480,075        1,956,122       3,505,550
                                    ----------  -------------------  ----------  --------------     ------------  --------------
                                    $4,975,166      $ 3,002,775      $7,977,941   $  2,988,527      $10,966,468    $  2,141,801
                                    ----------  -------------------  ----------  --------------     ------------  --------------
                                    ----------  -------------------  ----------  --------------     ------------  --------------

                                       ADJUSTED
                                     PRO FORMA(D)
                                     ------------
Current Assets:
    Cash and cash equivalents......  $ 1,406,598

    Accounts receivable............      891,604
    Other current assets...........      691,646
                                     ------------
        Total current assets.......    2,989,848
                                     ------------
Fixed Assets:
    Aircraft, property and
      equipment at cost............    8,343,357
    Less accumulated depreciation
      and amortization.............   (1,657,021 )
    Other assets...................      212,539
    Goodwill.......................    3,219,546
                                     ------------
        Total assets...............  $13,108,269
                                     ------------
                                     ------------
Current Liabilities:
    Accounts payable...............  $ 1,344,408
    Bank overdraft.................       19,910
    Current portion of notes.......    1,690,958
                                        (500,000)
                                      (1,138,749)
    Accrued liabilities............      187,263
                                     ------------
        Total current
          liabilities..............    1,603,790
Long Term Debt.....................    6,042,807
                                     ------------
        Total Liabilities..........    7,646,597
                                     ------------
Stockholders' Equity:
    Common Stock, par value .001
      for Proflight and no par
      value for Air Response and
      .01 for Response South
      Proflight has 3,225,000
      shares issued and
      outstanding. Air Response has
      100 shares issued and
      outstanding and Air Response
      South has 51,000 shares
      issued and outstanding.......        4,513
    Additional paid-in capital
      (deficit)....................    5,568,164

    Retained Earnings (deficit)....     (111,005)
                                     ------------
        Total Stockholders'
          Equity...................    5,461,672
                                     ------------
                                     $13,108,269
                                     ------------
                                     ------------

------------

(A) Adjustments relating to the acquisition.

(B) Total Pro Forma including acquisition adjustments.

(C) Adjustments relating to the offering.

(D) Total Pro Forma and adjustments relating to the offering.

Pro Forma adjustments:

     (1) To record purchase of Air Response including allocation of purchase price and recognition of goodwill.

     (2) To eliminate intercompany receivables/payables and sales.

Adjustments to Pro Forma as a result of the offering:

     (1) To record proceeds and stock issue related to the offering.

     (2) To recognize additional bridge loan proceeds and related issuance of stock in anticipation of the offering.

     (3) To recognize payment of debt with proceeds from the offering.

     (4) To reflect forgiveness of loans by investors.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                          AIR RESPONSE AND                      PRO FORMA
                                           PROFLIGHT     AIR RESPONSE SOUTH     COMBINED      ADJUSTMENTS(A)     PRO FORMA(B)
                                           ----------    ------------------    -----------    --------------     ------------
Net Sales...............................   $3,906,211        $7,509,119        $11,415,330      $ (250,000)(1)   $ 11,165,330
Operating expense
     Flying operations and
       maintenance......................    3,001,507         4,648,622          7,650,129        (250,000)(1)      7,400,129
     Promotion and sales................      255,616           580,989            836,605                            836,605
     General and administrative.........      650,036         1,618,292          2,268,328                          2,268,328
     Depreciation and amortization......      377,930           398,239            776,169         261,000(2)       1,037,169
                                           ----------    ------------------    -----------    --------------     ------------
          Total operating expense.......    4,285,089         7,246,142         11,531,231          11,000         11,542,231
          Operating income (loss).......     (378,878)          262,977           (115,901)                          (376,901)
Nonoperating expenses (income)
     Interest expense...................      287,188           135,673            422,861          71,331(3)         494,192
     Other expense and (income).........          (34)          409,784            409,750         --                 409,750
                                           ----------    ------------------    -----------    --------------     ------------
                                              287,154           545,457            832,611                            903,942
Income tax benefit......................                         73,904             73,904                             73,904
                                           ----------    ------------------    -----------    --------------     ------------
Net income (loss).......................   $ (666,032)       $ (208,576)       $  (874,608)     $ (332,331)      $ (1,206,939)
                                           ----------    ------------------    -----------    --------------     ------------
                                           ----------    ------------------    -----------    --------------     ------------
Per share data
     Net income (loss)..................                                                                           $(0.33)
     Average shares.....................                                                                          3,613,236

------------

(A) Adjustments relating to the acquisition.

(B) Total Pro Forma including acquisition adjustments.

(1) To eliminate intercompany receivables/payables and sales.

(2) To record depreciation and amortization of goodwill.

(3) Interest on new debt to stockholder.

_____________________________                      _____________________________

     NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               -----
Prospectus Summary..........................................................................................................       2
Risk Factors................................................................................................................       8
Use of Proceeds.............................................................................................................      13
Dividend Policy.............................................................................................................      14
Capitalization..............................................................................................................      15
Dilution....................................................................................................................      16
Selected Financial Data.....................................................................................................      17
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................      19
Business....................................................................................................................      23
Management..................................................................................................................      29
Principal Shareholders......................................................................................................      32
Certain Transaction.........................................................................................................      33
Description of Securities...................................................................................................      34
Shares Eligible For Future Sale.............................................................................................      37
Underwriting................................................................................................................      37
Legal Matters...............................................................................................................      39
Experts.....................................................................................................................      40
Additional Information......................................................................................................      40
Index to Financial Statements...............................................................................................     F-1

                            ------------------------

     UNTIL                  ,  1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               900,000 SHARES OF
                                  COMMON STOCK
                      AND 900,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS
                               PROFLIGHT MEDICAL
                                 RESPONSE, INC.

                           --------------------------
                                   PROSPECTUS
                           --------------------------
                                  CENTURY CITY
                                SECURITIES, INC.

                                            , 1997

_____________________________                      _____________________________

                                    PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding, if the person acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Each Indemnification Agreement also will require that the Company Indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of (i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by the Company (also referred to herein as the Registrant) in connection with the issuance and distribution of the shares of Common Stock pursuant to the Offering (other than underwriting discounts and commissions).

SEC registration fee.......................................................................   $1,186.36
NASD filing fee............................................................................   $   *
Nasdaq SmallCap Market'sm'.................................................................   $   *
Legal fees and expenses....................................................................   $   *
Accounting fees............................................................................   $   *
Blue Sky fees and expenses.................................................................   $   *
Printing and engraving expenses............................................................   $   *
Miscellaneous..............................................................................   $   *
                                                                                              ---------

Total fees and expenses....................................................................   $   *
                                                                                              ---------
                                                                                              ---------

------------

* To be completed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.

     The following shares  of Common Stock  were issued by  the Company  without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering:

          In January 1996, Steven B. Myers, a Director of the Company, purchased 231,214 shares of Common Stock from the Company for $100,000.

          In January 1996, the Company issued Steven A. Cantor, 1,475,000 shares of Common Stock valued at $50,000. Mr. Cantor has provided investment banking services to the Company. Mr. Cantor transferred his shares to Srotnac Group LLC, a company which is 98% owned by Mr. Cantor. In January 1997, Srotnac Group LLC, sold 700,000 shares at $.25 to Planet Auto Group, Inc. in a private transaction. In May 1997, Srotnac Group LLC transferred its remaining shares to Melinda Cantor, the wife of Steven Cantor.

          In November 1996, the Company issued 5,000 shares of Common Stock to Loselle Greenawalt valued at $250.

          In November 1996, the Company issued 20,000 shares of Common Stock to Tom Cox valued at $1,000.

          In November 1996, the Company issued 25,000 shares of Common Stock to Brett Abrams valued at $1,250.

          In January 1997, the Company issued Arthur G. Rosenberg, a director of the Company an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $1.00 per share as an incentive to become a director of the Corporation.

          In March 1997, the Company issued Tom Cox an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $4.25 per share in consideration for Mr. Cox extending the due date of certain notes.

          In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 218,954 shares of Common Stock to the Company in exchange for options to purchase 437,908 shares of Common Stock at an exercise price of $4.25 per share. The options are five year options exercisable upon closing of the offering.

          In May 1997, Charles W. Bartholomew agreed to return 130,719 shares of Common Stock to the Company in exchange for options to purchase 261,438 shares of Common Stock at an exercise price of $4.25 per share. The options are five year options exercisable upon closing of the offering.

          In May 1997, Steven B. Myers agreed to return 150,327 shares of Common Stock to the Company in exchange for options to purchase 300,654 shares of Common Stock at an exercise price of $4.25 per share. The options are five year options exercisable upon closing of the offering.

          In May 1997, Brett Abrams agreed to return 25,000 shares of Common Stock to the Company in exchange for options to purchase 50,000 shares of Common Stock at an exercise price of $4.25 per share. The options are five year options exercisable upon closing of the offering.

          In May 1997, Annette Cantor a 10% shareholder sold her shares at $.50 to 10 unrelated parties in a private transaction.

     The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act.

     In October 1996, the Company completed a private placement issuing 70 Units of the Company's securities ('Units'), each Unit consisting of a $5,000 principal amount 10% promissory note and 10,000 shares of the Company's common Stock, as follows:

                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------
Alphanet Communications Corp....................................................     20,000      10/31/96
Barbara Banach and Sally Miglio.................................................     10,000      10/31/96
Cindy Bermingham custodian for Maverick Bermingham..............................      5,000      10/31/96
Brite Lite Industries, Inc......................................................     30,000      10/31/96
Annette Cantor..................................................................    325,000      10/31/96
Charlene Cantor.................................................................      5,000      10/31/96
Rosemary D'Amato................................................................      5,000      10/31/96
Tiffany D'Amato.................................................................      5,000      10/31/96
Merchant Investors Management Limited...........................................     30,000      10/31/96
Dolores Miller..................................................................     30,000      10/31/96
Shane Morrison..................................................................     10,000      10/31/96
Corey Morrison..................................................................      5,000      10/31/96
Sherry Cantor Morrison..........................................................      5,000      10/31/96
Josephine Pace..................................................................     20,000      10/31/96
Anthony C. Parkes...............................................................      5,000      10/31/96
Gregory Pollack.................................................................      5,000      10/31/96
Sean Reid.......................................................................      5,000      10/31/96
River Rock Equities, Inc. ......................................................    150,000      10/31/96
RII Partners, Inc...............................................................     30,000      10/31/96

     In January 1997, the Company issued 300,000 additional shares of Common Stock and $150,000, 10% promissory note, as follows:

                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------
Morbury Corporation.............................................................    160,000      01/13/97
Valinvest Corp..................................................................    140,000      01/10/97

     In March 1997, the Company issued 25,000 additional shares of Common Stock and $125,000, 10% promissory note, as follows:

                                                                      NUMBER OF    PROMISSORY
NAME                                                                   SHARES         NOTE         DATE
-------------------------------------------------------------------   ---------    ----------    ---------
Barry and Elizabeth Mevorach JTWROS................................      2,500      $ 12,500      03/31/97
Raymond G. Hancock.................................................      2,500      $ 12,500      03/31/97
Barbara Banach.....................................................     17,500      $ 87,500      03/31/97
North Shore Financial Money Purchase Plan DLJSC-FBO
  Richard Banach...................................................      2,500      $ 12,500      03/31/97

ITEM 27. EXHIBITS

* 1.1    -- Form of Underwriting Agreement.
* 1.2    -- Master Agreement Among underwriters.
* 2.1    -- Amended  Agreement and Plan of Reorganization, dated May  1997, by and among, Proflight, Louis R. Capece,
            Jr. And Air Response, Inc.
* 2.2    -- Amended Stock Purchase Agreement, dated May 1997, by  and among, Proflight, Louis R. Capece, Jr. And  Air
            Response South, Inc.
  3.1    -- Amended and Restated Articles of Incorporation.
  3.2    -- Bylaws.
* 4.1    -- Form of Certificate for Shares of Common Stock.
* 4.2    -- Form of Underwriter's Warrant.
  5.1    -- Opinion and Consent of Loselle Greenawalt Kaplan Blair & Adler.
 10.1    -- Lease Agreement dated February 27, 1997, between the Company and Airplaza Co., Inc.

                                                  (table continued on next page)

(table continued from previous page)

 10.2    -- Air  Ambulance Transport Services Agreement dated February 9,  1996, by and between the Company and Aetna
            Health Management, Inc.
 10.3    -- Promissory Note and  Accommodation Agreement dated March  17, 1995, between the  Company and Lear  Three,
            L.L.C.
*10.4    -- First Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
 10.5    -- Promissory Note dated May 20, 1996, between the Company and Lear Three, L.L.C.
*10.6    -- Second Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
 10.7    -- Promissory Note date May 31, 1996, between the Company and Textron Financial Corporation.
 10.8    -- Security Agreement dated May 31, 1996, between the Company and Textron Financial Corporation.
 10.9    -- Promissory Note dated October 8, 1996, between the Company and Textron Financial Corporation.
 10.10   -- Aircraft  Lease Agreement  dated November 15, 1996,  between the Company  and Superior Transport Service,
            Inc.
 10.11   -- Promissory Note dated November 13, 1996, between the Company and Norwest Equipment Finance, Inc.
 10.12   -- Agreement Under  Standards dated October  13, 1994, between  the Company and  the Arapahoe County  Public
            Airport Authority.
*10.13   -- Amended Employment Agreement dated May 1997, by and between the Company and Donald Jones.
 10.14   -- Employment Agreement dated March 1997, by and between the Company and Kevin L. Burkhardt.
 10.15   -- Employment Agreement dated March 1997, by and between the Company and David Cohen.
 10.16   -- Employment Agreement dated March 1997, by and between the Company and Jane S. Burkhardt.
 10.17   -- Consulting Agreement dated April 1997, by and between the Company and Louis R. Capece, Jr.
 10.18   -- Agreement dated April 30, 1995, between Air Response, Inc. and Central National Bank Canajoharie.
 10.19   -- Note  and  Security Agreement  dated February  24, 1993,  between Air  Response, Inc.  and Cessna Finance
            Corporation.
 10.20   -- Aircraft Lease  Agreement dated June  27, 1996,  between Air Response,  Inc. and U.S.  Bancorp Leasing  &
            Financial.
 10.21   -- Promissory Note dated September 20, 1996, between Air Response, Inc. and Cessna Finance Corporation.
 10.22   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
 10.23   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
*10.24   -- Insurance Policy between the Company and Nationair Insurance Agency.
*10.25   -- Stock Option Plan
 23.1    -- Consents of Grant Thornton LLP
 23.2    -- Consent of Loselle Greenawalt Kaplan Blair & Adler (included Exhibit 5.1).
 23.3    -- Consents of Staff Maikels and Ciampino, P.C.
 23.4    -- Consents of Kaufman Rossin & Co., P.C.
 24.1    -- Power of Attorney.

* To be filed by amendment


ITEM 28. UNDERTAKINGS

     (a) The Registrant will,

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 15th day of May, 1997.

                                         PROFLIGHT MEDICAL RESPONSE, INC.

                                         By:  /s/ KEVIN L. BURKHARDT
                                              ..................................
                                               KEVIN L. BURKHARDT, PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities indicated on the dates stated:

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ KEVIN L. BURKHARDT            Chief Executive Officer, President,                 5/15/97
 .........................................     Director
           (KEVIN L. BURKHARDT)

          /s/ JANE L. BURKHARDT             Secretary, Director                                 5/15/97
 .........................................
           (JANE S. BURKHARDT)

           /s/ DAVID COHEN                  Chief Financial Officer, Treasurer                  5/15/97
 .........................................
              (DAVID COHEN)

         /s/ ARTHUR G. ROSENBERG            Director                                            5/15/97
 .........................................
          (ARTHUR G. ROSENBERG)

       /s/ CHARLES W. BARTHOLOMEW           Director                                            5/15/97
 .........................................
         (CHARLES W. BARTHOLOMEW)

        /s/ STEVEN B. MYERS                 Director                                            5/15/97
 .........................................
            (STEVEN B. MYERS)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Kevin L. Burkhardt and David Cohen, or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ KEVIN L. BURKHARDT
 .........................................  Chief Executive Officer, President,                 5/15/97
           (KEVIN L. BURKHARDT)                Director

         /s/ JANE S. BURKHARDT              Secretary, Director                                 5/15/97
 .........................................
           (JANE S. BURKHARDT)

            /s/ DAVID COHEN                 Chief Financial Officer, Treasurer                  5/15/97
 .........................................
              (DAVID COHEN)

         /s/ ARTHUR G. ROSENBERG            Director                                            5/15/97
 .........................................
          (ARTHUR G. ROSENBERG)

        /s/ CHARLES W. BARTHOLOMEW          Director                                            5/15/97
 .........................................
         (CHARLES W. BARTHOLOMEW)

          /s/ STEVEN B. MYERS               Director                                            5/15/97
 .........................................
            (STEVEN B. MYERS)

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                                    EXHIBIT INDEX
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EXHIBIT
  NO.                                   DESCRIPTION
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
* 1.1    -- Form of Underwriting Agreement.
* 1.2    -- Master Agreement Among underwriters.
* 2.1    -- Amended  Agreement and Plan of Reorganization, dated May  1997, by and among, Proflight, Louis R. Capece,
            Jr. And Air Response, Inc.
* 2.2    -- Amended Stock Purchase Agreement, dated May 1997, by  and among, Proflight, Louis R. Capece, Jr. And  Air
            Response South, Inc.
  3.1    -- Amended and Restated Articles of Incorporation.
  3.2    -- Bylaws.
* 4.1    -- Form of Certificate for Shares of Common Stock.
* 4.2    -- Form of Underwriter's Warrant.
  5.1    -- Opinion and Consent of Loselle Greenawalt Kaplan Blair & Adler.
 10.1    -- Lease Agreement dated February 27, 1997, between the Company and Airplaza Co., Inc.
 10.2    -- Air  Ambulance Transport Services Agreement dated February 9,  1996, by and between the Company and Aetna
            Health Management, Inc.
 10.3    -- Promissory Note and  Accommodation Agreement dated March  17, 1995, between the  Company and Lear  Three,
            L.L.C.
*10.4    -- First Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
 10.5    -- Promissory Note dated May 20, 1996, between the Company and Lear Three, L.L.C.
*10.6    -- Second Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
 10.7    -- Promissory Note date May 31, 1996, between the Company and Textron Financial Corporation.
 10.8    -- Security Agreement dated May 31, 1996, between the Company and Textron Financial Corporation.
 10.9    -- Promissory Note dated October 8, 1996, between the Company and Textron Financial Corporation.
 10.10   -- Aircraft  Lease Agreement  dated November 15, 1996,  between the Company  and Superior Transport Service,
            Inc.
 10.11   -- Promissory Note dated November 13, 1996, between the Company and Norwest Equipment Finance, Inc.
 10.12   -- Agreement Under  Standards dated October  13, 1994, between  the Company and  the Arapahoe County  Public
            Airport Authority.
*10.13   -- Amended Employment Agreement dated May 1997, by and between the Company and Donald Jones.
 10.14   -- Employment Agreement dated March 1997, by and between the Company and Kevin L. Burkhardt.
 10.15   -- Employment Agreement dated March 1997, by and between the Company and David Cohen.
 10.16   -- Employment Agreement dated March 1997, by and between the Company and Jane S. Burkhardt.
 10.17   -- Consulting Agreement dated April 1997, by and between the Company and Louis R. Capece, Jr.
 10.18   -- Agreement dated April 30, 1995, between Air Response, Inc. and Central National Bank Canajoharie.
 10.19   -- Note  and  Security Agreement  dated February  24, 1993,  between Air  Response, Inc.  and Cessna Finance
            Corporation.
 10.20   -- Aircraft Lease  Agreement dated June  27, 1996,  between Air Response,  Inc. and U.S.  Bancorp Leasing  &
            Financial.
 10.21   -- Promissory Note dated September 20, 1996, between Air Response, Inc. and Cessna Finance Corporation.
 10.22   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
 10.23   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
*10.24   -- Insurance Policy between the Company and Nationair Insurance Agency.
*10.25   -- Stock Option Plan
 23.1    -- Consents of Grant Thornton LLP
 23.2    -- Consent of Loselle Greenawalt Kaplan Blair & Adler (included Exhibit 5.1).
 23.3    -- Consents of Staff Maikels and Ciampino, P.C.
 23.4    -- Consents of Kaufman Rossin & Co., P.C.
 24.1    -- Power of Attorney.
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                    STATEMENT OF DIFFERENCES
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The service mark symbol shall be expressed as......................'sm'




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